--------------------------------------------------------------------------------

                    Paging Network Do Brasil S.A., as Issuer


                                       and


           The Chase Manhattan Bank, a banking corporation, as Trustee


                              ====================


                                    INDENTURE


                            Dated as of June 1, 1997


                              ====================


                                 US$125,000,000


                     13 1/2% Senior Notes due 2005, Series A


                                       and


                     13 1/2% Senior Notes due 2005, Series B

  ----------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of June 1, 1997
--------------------------------------------------------------------------------

Trust Indenture                                              Indenture
  Act Section                                                Section
  -----------                                                -------

ss.310(a)(1)      ..........................................   6.09
      (a)(2)      ..........................................   6.09
      (a)(3)      ..........................................   Not Applicable
      (a)(4)      ..........................................   Not Applicable
      (b)         ..........................................   6.08, 6.10
ss.311(a)         ..........................................   6.13
      (b)         ..........................................   6.13
      (c)         ..........................................   Not Applicable
ss.312(a)         ..........................................   7.01
      (b)         ..........................................   7.02
      (c)         ..........................................   7.02
ss.313(a)         ..........................................   7.03
      (b)         ..........................................   7.03
      (c)         ..........................................   7.03
      (d)         ..........................................   7.03
ss.314(a)         ..........................................   7.04
      (a)(4)      ..........................................   10.11
      (b)         ..........................................   Not Applicable
      (c)(1)      ..........................................   1.04, 4.04
      (c)(2)      ..........................................   1.04, 4.04
      (c)(3)      ..........................................   Not Applicable
      (d)         ..........................................   Not Applicable
      (e)         ..........................................   1.04
ss.315(a)         ..........................................   6.01(a)
      (b)         ..........................................   6.02
      (c)         ..........................................   6.01(b)
      (d)         ..........................................   6.01(c)
      (e)         ..........................................   5.14
ss.316(a) (last sentence) ..................................   1.01
                                                               ("Outstanding")
      (a)(1)(A)   ..........................................   5.12, 5.13
      (a)(1)(B)   ..........................................   5.13
      (a)(2)      ..........................................   Not Applicable
      (b)         ..........................................   5.08
ss.317(a)(1)      ..........................................   5.03
      (a)(2)      ..........................................   5.04
      (b)         ..........................................   10.03
ss.318(a)         ..........................................   1.08

----------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                             TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                 ARTICLE ONE

                     DEFINITIONS AND OTHER PROVISIONS OF
                             GENERAL APPLICATION

Section 1.01      Definitions...........................................   1
Section 1.02      Other Definitions.....................................  33
Section 1.03      Rules of Construction.................................  33
Section 1.04      Form of Documents Delivered to Trustee................  34
Section 1.05      Acts of Holders.......................................  36
Section 1.06      Notices, etc., to the Trustee and the Company.........  36
Section 1.07      Notice to Holders; Waiver.............................  37
Section 1.08       Conflict with Trust Indenture Act....................  38
Section 1.09       Effect of Headings and Table of Contents.............  38
Section 1.10      Successors and Assigns................................  38
Section 1.11      Severability Clause...................................  38
Section 1.12      Benefits of Indenture.................................  38
Section 1.13      Governing Law.........................................  39
Section 1.14      No Recourse Against Others............................  39
Section 1.15      Independence of Covenants.............................  39
Section 1.16      Exhibits..............................................  39
Section 1.17      Counterparts..........................................  39
Section 1.18      Duplicate Originals...................................  40
Section 1.19      Agent for Service; Submission to Jurisdiction;
                     Waiver of Immunities...............................  40
Section 1.20      Currency of Account; Conversion of Currency;
                     Foreign Exchange Restrictions......................  41

                                 ARTICLE TWO

                        SECURITY AND GUARANTEE FORMS

Section 2.01      Forms Generally.......................................  44
Section 2.02      Form of Face of Securities............................  45
Section 2.03      Form of Reverse of Security...........................  49
Section 2.04      Form of Trustee's Certificate of Authentication.......  74

                                                                         Page
                                                                         ----

Section 2.05      Form of Legend on Restricted Securities...............  74
Section 2.06      Form of Legend for Global Securities..................  76

                                ARTICLE THREE

                               THE SECURITIES

Section 3.01      Title and Terms.......................................  77
Section 3.02      Denominations.........................................  79
Section 3.03      Execution, Authentication, Delivery and Dating........  79
Section 3.04      Temporary Securities..................................  81
Section 3.05      Registration, Registration of Transfer and
                     Exchange...........................................  81
Section 3.06      Mutilated, Destroyed, Lost and Stolen Securities......  84
Section 3.07      Payment of Interest; Interest Rights Preserved........  85
Section 3.08      Paying Agents; Discharge of Payment Obligations;
                     Indemnity of Holders...............................  87
Section 3.09      Persons Deemed Owners.................................  88
Section 3.10      Cancellation..........................................  88
Section 3.11      Computation of Interest...............................  88
Section 3.12      Legal Holidays........................................  89
Section 3.13      CUSIP Number..........................................  89
Section 3.14      Book-Entry Provisions for Global Security.............  89
Section 3.15      Special Transfer Provisions for Series A
                     Securities.........................................  92

                                ARTICLE FOUR

                      DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01      Company's Option To Effect Defeasance or
                     Covenant Defeasance................................  95
Section 4.02      Legal Defeasance and Discharge........................  96
Section 4.03      Covenant Defeasance...................................  96
Section 4.04      Conditions to Legal Defeasance or Covenant
                     Defeasance.........................................  97
Section 4.05      Deposited Money and U.S. Government Obligations
                     To Be Held in Trust; Other Miscellaneous
                     Provisions......................................... 100
Section 4.06      Reinstatement......................................... 101

                                                                         Page
                                                                         ----

                                ARTICLE FIVE

                                  REMEDIES

Section 5.01      Events of Default..................................... 101
Section 5.02      Acceleration of Maturity; Rescission and
                     Annulment.......................................... 104
Section 5.03      Collection of Indebtedness and Suits for
                     Enforcement by Trustee............................. 106
Section 5.04      Trustee May File Proofs of Claims..................... 107
Section 5.05      Trustee May Enforce Claims Without Possession of
                     Securities......................................... 108
Section 5.06      Application of Money Collected........................ 108
Section 5.07      Limitation on Suits................................... 109
Section 5.08      Unconditional Right of Holders To Receive
                     Principal, Premium and Interest.................... 110
Section 5.09      Restoration of Rights and Remedies.................... 110
Section 5.10      Rights and Remedies Cumulative........................ 111
Section 5.11      Delay or Omission Not Waiver.......................... 111
Section 5.12      Control by Majority................................... 111
Section 5.13      Waiver of Past Defaults............................... 111
Section 5.14      Undertaking for Costs................................. 112
Section 5.15      Waiver of Stay, Extension or Usury Laws............... 112

                                 ARTICLE SIX

                                 THE TRUSTEE

Section 6.01      Certain Duties and Responsibilities................... 113
Section 6.02      Notice of Defaults.................................... 114
Section 6.03      Certain Rights of Trustee............................. 114
Section 6.04      Trustee Not Responsible for Recitals,
                     Dispositions of Securities or Application of
                     Proceeds Thereof................................... 116
Section 6.05      Trustee and Agents May Hold Securities;
                     Collections; Etc................................... 116
Section 6.06      Money Held in Trust................................... 116
Section 6.07      Compensation and Indemnification of Trustee and
                     Its Prior Claim.................................... 117
Section 6.08      Conflicting Interests................................. 117
Section 6.09      Corporate Trustee Required; Eligibility............... 118
Section 6.10      Resignation and Removal; Appointment of
                     Successor Trustee.................................. 118
Section 6.11      Acceptance of Appointment by Successor................ 120

                                                                         Page
                                                                         ----


Section 6.12      Merger, Conversion, Amalgamation, Consolidation
                     or Succession to Business.......................... 121
Section 6.13      Preferential Collection of Claims Against Company..... 121

                                ARTICLE SEVEN

                  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND
                                   COMPANY

Section 7.01      Preservation of Information; Company To Furnish
                     Trustee Names and Addresses of Holders............. 122
Section 7.02      Communications of Holders............................. 122
Section 7.03      Reports by Trustee.................................... 123
Section 7.04      Reports by Company.................................... 123

                                ARTICLE EIGHT

                  AMALGAMATION, CONSOLIDATION, MERGER, SALE
                               OF ASSETS, ETC.

Section 8.01      Company or Guarantor May Consolidate, etc., Only
                     on Certain Terms................................... 123
Section 8.02      Successor Substituted................................. 126
Section 8.03      Subsidiaries of Surviving Entity; Certain
                     Indebtedness and Liens............................. 127

                                ARTICLE NINE

                     SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01      Supplemental Indentures, Agreements and Waivers
                     Without Consent of Holders......................... 127
Section 9.02      Supplemental Indentures, Agreements and Waivers
                     with Consent of Holders............................ 128
Section 9.03      Execution of Supplemental Indentures, Agreements
                     and Waivers........................................ 131
Section 9.04      Effect of Supplemental Indentures..................... 131
Section 9.05      Conformity with Trust Indenture Act................... 131
Section 9.06      Reference in Securities to Supplemental
                     Indentures......................................... 131
Section 9.07      Record Date........................................... 132

                                                                         Page
                                                                         ----

Section 9.08      Revocation and Effect of Consents..................... 132

                                 ARTICLE TEN

                                  COVENANTS

Section 10.01     Payment of Principal, Premium and Interest............ 132
Section 10.02     Maintenance of Office or Agency....................... 133
Section 10.03     Money for Security Payments To Be Held in Trust....... 133
Section 10.04     Corporate Existence................................... 135
Section 10.05     Payment of Taxes and Other Claims..................... 135
Section 10.06     Maintenance of Properties............................. 136
Section 10.07     Insurance............................................. 136
Section 10.08     Payment of Additional Amounts......................... 136
Section 10.09     Provision of Financial Statements and Other
                     Information........................................ 139
Section 10.10     Limitation on Designations of Unrestricted
                     Subsidiaries....................................... 140
Section 10.11     Statement by Officers as to Default................... 142
Section 10.12     Limitation on Additional Indebtedness and
                     Preferred Stock of Restricted Subsidiaries......... 142
Section 10.13     Limitation on Restricted Payments..................... 143
Section 10.14     Limitation on Transactions with Affiliates............ 146
Section 10.15     Disposition of Proceeds of Asset Sales................ 147
Section 10.16     Change of Control Offer............................... 149
Section 10.17     Limitation on Liens Securing Certain Indebtedness..... 153
Section 10.18     Issuance of Guarantees by Material Restricted
                     Subsidiaries; Release of Guarantees................ 153
Section 10.19     Business of the Company; Restriction on
                     Transfers of Existing Business..................... 154
Section 10.20     Limitation on Dividends and Other Payment
                     Restrictions Affecting Restricted Subsidiaries..... 154
Section 10.21     Shareholder Commitments............................... 155
Section 10.22     Limitation on Status as Investment Company............ 155

                                                                         Page
                                                                         ----

                               ARTICLE ELEVEN

                          REDEMPTION OF SECURITIES


Section 11.01     Redemption Generally.................................. 156
Section 11.02     Applicability of Article.............................. 156
Section 11.03     Election To Redeem; Notice to Trustee................. 156
Section 11.04     Selection by Trustee of Securities To Be Redeemed..... 157
Section 11.05     Notice of Redemption.................................. 157
Section 11.06     Deposit of Redemption Price........................... 159
Section 11.07     Securities Payable on Redemption Date................. 159
Section 11.08     Securities Redeemed or Purchased in Part.............. 159

                               ARTICLE TWELVE

                           COLLATERAL AND SECURITY

Section 12.01     Escrow Agreement...................................... 160
Section 12.02     Recording and Opinions................................ 161
Section 12.03     Release of Collateral................................. 162
Section 12.04     Certificates of the Company........................... 163
Section 12.05     Authorization of Actions To Be Taken by the
                     Trustee Under the Escrow Agreement................. 163
Section 12.06     Authorization of Receipt of Funds by the Trustee
                     Under the Escrow Agreement......................... 164
Section 12.07     Termination of Security Interest...................... 164

                              ARTICLE THIRTEEN

                         SATISFACTION AND DISCHARGE

Section 13.01     Satisfaction and Discharge of Indenture............... 164
Section 13.02     Application of Trust Money............................ 165

                              ARTICLE FOURTEEN

                           GUARANTEE OF SECURITIES

Section 14.01     Unconditional Guarantee............................... 166
Section 14.02     Execution and Delivery of Guarantee................... 168
Section 14.03     Additional Guarantors................................. 169
Section 14.04     Release of a Guarantor................................ 169

                                                                         Page
                                                                         ----

Section 14.05     Waiver of Subrogation................................. 170
Section 14.06     Immediate Payment..................................... 171
Section 14.07     No Set-Off............................................ 171
Section 14.08     Obligations Absolute.................................. 171
Section 14.09     Obligations Continuing................................ 171
Section 14.10     Obligations Not Reduced............................... 172
Section 14.11     Obligations Reinstated................................ 172
Section 14.12     Obligations Not Affected.............................. 172
Section 14.13     Waiver................................................ 174
Section 14.14     No Obligation To Take Action Against Company.......... 174
Section 14.15     Dealing with the Company and Others................... 174
Section 14.16     Default and Enforcement............................... 175
Section 14.17     Amendment, Etc........................................ 175
Section 14.18     Acknowledgment........................................ 175
Section 14.19     Costs and Expenses.................................... 176
Section 14.20     No Merger or Waiver; Cumulative Remedies.............. 176
Section 14.21     Guarantee in Addition to Other Obligations............ 176
Section 14.22     Severability.......................................... 176
Section 14.23     Successors and Assigns................................ 177

TESTIMONIUM............................................................

SIGNATURES.............................................................

EXHIBIT A       GUARANTEE
EXHIBIT B       FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                   TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS
EXHIBIT C       FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                   TRANSFERS PURSUANT TO REGULATION S
EXHIBIT D       FORM OF OPTION OF HOLDER TO ELECT PURCHASE
EXHIBIT E-1     SUBORDINATION PROVISIONS FOR DEEPLY SUBORDINATED
                   SHAREHOLDER INDEBTEDNESS
EXHIBIT E-2     FORM OF OPINION OF COUNSEL RELATING TO DEEPLY SUBORDINATED
                   SHAREHOLDER INDEBTEDNESS

            INDENTURE, dated as of June 1, 1997, between Paging Network do Brasil S.A., a sociedade anonima organized under the laws of the Federative Republic of Brazil (the "Company"), as issuer, and The Chase Manhattan Bank, as trustee (the "Trustee").

                                  RECITALS

            The Company has duly authorized the creation of an issue of 13 1/2% Senior Notes due 2005, Series A (the "Series A Securities"), and an issue of 13 1/2% Senior Notes due 2005, Series B (the "Series B Securities," and together with the Series A Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. (Each of the Series A Securities and the Series B Securities shall sometimes be referred to hereinafter as a "series.")

            All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                ARTICLE ONE

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


            Section 1.01 Definitions.

            "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by such person and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such Asset Acquisition.

            "Additional Amounts" shall have the meaning specified in Section
10.08 hereof.

            "Additional Interest" shall have the meaning specified in the Notes Registration Rights Agreement.

            "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person.

            "Agent Members" shall have the meaning specified in Section 3.14 hereof.

            "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" (the "Transaction Date") (or would become a Restricted Subsidiary in connection with the transaction that requires determination of such amount) shall be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such amount) shall be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company's or one of the Restricted Subsidiaries' (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

            "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary, or any acquisition or purchase of Capital Stock of any other person by the Company or any Restricted Subsidiary, in either case pursuant to which such person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitutes substantially all of an operating unit or line of business of any person (provided that such business shall be a Permitted Business) or which is otherwise outside of the ordinary course of business.

            "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary, (ii) any license (or contractual rights to use any licenses) for the provision of paging services or a related business held by the Company or any Restricted Subsidiary (whether by sale of Capital Stock, assignment of contractual rights or otherwise) other than the transfer of any such license to a License Vehicle, (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties or assets of the Company or one or more of the Restricted Subsidiaries that is governed under Article Eight, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (iii) any dividend paid to all shareholders of the Company on a proportional basis made pursuant to and in compliance with Section 10.13 or (iv) the disposition of Capital Stock of any Unrestricted Subsidiary. For purposes of Section 10.15, the term "Asset Sale" shall not include any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, either (x) involving assets with a Fair Market Value not in excess of US$2,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount) or (y) in connection with a Capitalized Lease Obligation.

            "Average Life to Stated Maturity" means, with respect to any Indebtedness or Preferred Stock, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal or other return of capital (including, without limitation, any sinking fund requirements) of such Indebtedness or Preferred Stock multiplied by (b) the amount of each such principal or other payment by (ii) the sum of all such principal or other payments.

            "Bankruptcy Law" means Decree Law No. 7661, of June 21, 1945, or any other Brazilian law relating to, or Title 11, United States Code or any similar United States federal or state law relating to, bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, "concordata" or relief of debtors or similar laws affecting creditors' rights generally, or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, "concordata" or relief of debtors or similar laws affecting creditors' rights generally, or any amendment to, succession to or change in any such law.

            "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordata" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

            "Board" means the Board of Directors of the Company or any other competent corporate body of a Guarantor, as the case may be.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary or General Counsel of the Company or a Guarantor, as applicable, to have been duly adopted by its Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Brazilian Taxes" means any tax, duty, levy, impost, assessment or other governmental charge of whatever nature (including penalties, interest and any other liabilities related thereto) imposed by a taxing authority in Brazil.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York, Tokyo, Japan or Sao Paulo, Brazil are authorized or obligated by law, regulation or executive order to close.

            "Capital Stock" means, with respect to any person, any and all capital stock or shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) (including share appreciation rights) of, such person's capital stock or shares, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or shares.

            "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a finance lease under U.S. GAAP and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with U.S. GAAP.

            "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the Federative Republic of Brazil or the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the Federative Republic of Brazil or the United States of America, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any institution which is a Brazilian regulated bank or a member of the Federal Reserve System having combined capital and surplus and undivided profits (or any similar capital concept) of not less than US$50,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount) at the time of deposit; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) incorporated or organized under the laws of the Federative Republic of Brazil or any jurisdiction thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by S&P or "P-1" by Moody's or their respective Brazilian affiliates; (iv) Investments with a maturity of 365 days or less of any person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government, respectively, in each case maturing within one year from the date of acquisition; and (vi) Investments in any money market fund in the United States having assets in excess of US$500 million which is substantially invested in the instruments referred to in clauses (i) through (v).

            "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined) in the aggregate a lower percentage of the Voting Stock than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (determined on a consolidated basis) to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than (A) any such transaction where
(i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) the "beneficial owners" of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction or (B) any such transaction as a result of which Permitted Holders own 35% or more of the total Voting Stock of the surviving or transferee corporation immediately after such transaction, unless any person or group (other than Permitted Holders) beneficially owns in the aggregate a greater percentage of the Voting Stock; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by the Board of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office (other than by action of the Permitted Holders pursuant to the Company's Shareholder Agreement or by-laws, in each case, as in effect on the Issue Date, or otherwise); provided that, to the extent that one or more regulatory approvals are required for one or more of the events or circumstances described above to become effective under applicable law, such events or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law.

            "Class A Preferred Stock" means shares of the Company's redeemable preferred stock (acoes preferenciais), with no par value, outstanding on the Issue Date and any identical shares thereof paid as dividends thereon.

            "Class B Holding LLC Shares" means the Class B Member Interests of Holding LLC.

            "Class B Members" means the holders from time to time of Class B Holding LLC Shares.

            "Collateral" shall have the meaning ascribed to such term in the Escrow Agreement.

            "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

            "Common Stock" means any Capital Stock other than Preferred
Stock.

            "Company" means the person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by any one of its Secretary or an Assistant Secretary or General Counsel, and delivered to the Trustee.

            "Consolidated Income Tax Expense" means, with respect to any period, the provision for Brazilian corporation, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with U.S. GAAP.

            "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense (including, without limitation, any payments similar to those required under Section 10.08 of this Indenture) of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with U.S. GAAP and shall, in any event, include, without limitation, (a) any amortization of debt discount,
(b) the net cost under any Currency Agreements and Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bills of exchange, promissory notes and bankers' acceptance financing and (e) all accrued interest, plus (ii) all but the principal component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person during such period as determined on a consolidated basis in accordance with U.S. GAAP, plus (iii) all dividends declared, paid or accumulated on (a) Disqualified Capital Stock of the Company or any Guarantor (unless paid to the Company) or (b) Preferred Stock of any Restricted Subsidiary (unless paid to the Company).

            "Consolidated Net Income" means, with respect to any period, the consolidated net income of the Company and the Restricted Subsidiaries for such period, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (on an after-tax basis) of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) except to the extent actually received by the Company or any Restricted Subsidiary, income of the Company and the Restricted Subsidiaries derived from or in respect of all Investments in persons other than any Restricted Subsidiary, (iii) net income (or loss) of any other person combined with such person in a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes realized by such person, upon the termination of any employee pension benefit plan during such period, (v) gains or losses in respect of any Asset Sales (on an after-tax basis and net of fees and expenses relating to the transaction giving rise thereto) during such period and (vi) the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary to the Company or any Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or constituent documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary; provided such amounts could not otherwise be loaned to the Company on terms having a maturity that is later than the 180th day following either the final maturity of the Securities or (ii) the repayment in full of the Securities.

            "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period (a) increased by (to the extent reducing Consolidated Net Income) the sum of (i) the Consolidated Income Tax Expense of the Company and the Restricted Subsidiaries for such period (other than Taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with U.S. GAAP; (iv) amortization of the Company and the Restricted Subsidiaries for such period, including, without limitation and without duplication, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with U.S. GAAP; and
(v) any other non-cash charges that were deducted in computing Consolidated Net Income (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period) of the Company and the Restricted Subsidiaries for such period in accordance with U.S. GAAP and (b) decreased by any non-cash gains to the extent increasing Consolidated Net Income.

            "consolidation" means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, all in accordance with U.S. GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

            "control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention:
International Corporate Trust Administration.

            "Credit Facility" means (i) any commercial term loan and/or revolving credit facility (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements or (ii) any credit facility entered into with any vendor or supplier (or any financial institution acting on behalf of such a vendor or supplier) of equipment (including pagers) for the purpose of financing the acquisition of such equipment by the Company or any Restricted Subsidiary.

            "Cumulative Adjusted Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or required to be available under this Indenture or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of the Restricted Subsidiaries against fluctuations in currency values.

            "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator, "sindico," "comissario" or similar official under any Bankruptcy Law or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

            "CVM" means the Comissao de Valores Mobiliarios, the equivalent of the Commission in Brazil.

            "Debt Securities" means any debt securities (including any guarantee of such securities) issued by the Company and/or any Guarantor, whether in a public offering or a private placement; it being understood that the term "Debt Securities" shall not include (i) any borrowings under any Credit Facility or
(ii) any commercial bank borrowings or similar borrowings, recourse transfers of financial assets, capital leases or other types of borrowings issued in a manner not customarily viewed as a "securities offering."

            "Deeply Subordinated Shareholder Indebtedness" means any Indebtedness of the Company (but not of any Subsidiary of the Company) for money borrowed from and held by either (x) a Permitted Holder or (y) another person whose obligations have been guaranteed by a Permitted Holder, provided such Indebtedness of the Company (i) has been expressly subordinated in right of payment, and (ii) provides for no payments of interest or principal prior to the end of the sixth month after the earlier of (x) the final maturity of the Securities or (y) the repayment in full of the Securities; provided, further, that the terms of the subordination agreement are in the form annexed to this Indenture and the Company receives one or more Opinions of Counsel as to the validity and enforceability of such subordination agreement.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

            "Designation" shall have the meaning specified in Section 10.10 hereof.

            "Designation Amount" has the meaning set forth under Section 10.10.

            "Disinterested Director" means, with respect to any transaction or series of transactions, a member of the Board of the Company other than a director who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions or is an Affiliate, beneficial holder of 10% or more of any class of Capital Stock or officer, director or employee of any person who has any direct or indirect financial interest in or with respect to such transaction or series of transactions.

            "Disqualified Capital Stock" means, with respect to any person, any Capital Stock (other than the Class A Preferred Stock as in effect on the Issue
Date) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent exchangeable at the option of such person subject to the terms of any debt instrument to which such person is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness (other than at the option of such person), or is redeemable at the option of the holder thereof, in whole or in part, in any such case on or prior to the earlier of (x) the final maturity date of the Securities or (y) the repayment in full of the Securities.

            "Eligible Institution" means a United States commercial banking institution that has combined capital and surplus of not less than US$500 million or its equivalent in foreign currency, whose debt is rated "A-3" or higher or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) respectively, at the time as of which any investment or rollover therein is made.

            "Escrow Account" means an escrow account established under the Escrow Agreement for the deposit of a portion of the net proceeds from the sale of the Securities (the "Initial Escrow Amount"), and the proceeds from the investment thereof.

            "Escrow Agent" means The Chase Manhattan Bank, as Escrow Agent pursuant to the Escrow Agreement until a successor escrow agent replaces it in accordance with the provisions of the Escrow Agreement and thereafter means such successor.

            "Escrow Agreement" means the Escrow Agreement dated as of June 6, 1997, among the Company, the Escrow Agent and the Trustee, in substantially the form set forth as Exhibit E hereto, as amended, modified or supplemented.

            "Event of Default" shall have the meaning specified in Section 5.01 hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" means any exchange pursuant to the Registration Rights Agreement of Series A Securities for a like principal amount of Series B Securities.

            "Excluded Holder" shall have the meaning specified in Section 10.08 hereof.

            "Expansion Markets" means all markets in Brazil other than Rio de Janeiro and Sao Paulo.

            "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board of the Company acting in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee; provided that, for purposes of Section 10.15,
Section 10.14 and clause (b) of Section 10.10, in the case of any transaction or series of related transactions which involve aggregate consideration of more than US$5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount), Fair Market Value shall also be determined by an Independent Financial Advisor.

            "Fiscal Year" shall mean the fiscal year of the Company, which ends on December 31 of each year.

            "Global Security" shall have the meaning set forth in Section 3.01 hereof.

            "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

            "Guarantee" has the meaning set forth under Section 10.18.

            "Guaranteed Obligations" means the principal of, premium, if any, interest on, and Additional Amounts, if any, and all other amounts owing by the Company with respect to (including its obligations to the Trustee under Section
6.07 of this Indenture), the Securities which may from time to time be issued and outstanding under this Indenture and all other indebtedness, liabilities and obligations of the Company at any time and from time to time existing or arising under this Indenture.

            "Guaranteed Parties" means all the Persons who are now or who hereafter become Holders and the Trustee under this Indenture.

            "Guarantor" has the meaning set forth under Section 10.18.

            "Holder" or "Securityholder" means a person in whose name a Security is registered in the Security Register.

            "Holding LLC" means Paging Brazil Holdings Co., LLC, a Delaware limited liability company.

            "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), whether as a cash advance, bill, overdraft or money market facility loan, or (B) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation) or by any book-entry mechanism or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or (D) in respect of an Interest Rate Protection Obligation or any foreign exchange contract, currency swap agreement or other similar agreement; (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien (other than a Lien on Indebtedness or Capital Stock of an Unrestricted Subsidiary which represents the sole recourse of the secured party to the property or assets of such person for any default in respect of the secured obligation) to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability; and (iv) the maximum repurchase or redemption price of any Disqualified Stock of such person not held by the Company or a Guarantor. In no event shall "Indebtedness" include trade payables incurred in the ordinary course of business (or letters of credit issued in respect thereof) or guarantees in the ordinary course of business in respect of real property leases relating to housing for executives of the Company or any of its Subsidiaries. For purposes of Sections 10.12 and 10.13, and the definition of "Events of Default," in determining the principal amount of any Indebtedness (l) to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination, unless the Company elects, for the purposes of Sections 10.12 and 10.13, to incur the extended principal amount or final accreted value thereof upon the issuance as Indebtedness permitted under such covenants, and (y) effect shall be given to the impact of any Currency Agreements with respect to such Indebtedness and (2) outstanding at any time under any Currency Agreement of the Company or any Restricted Subsidiary shall be the net payment obligation under such Currency Agreement of such person at such time. Notwithstanding the foregoing, interest, fees and other expenses on Indebtedness shall not be deemed to be Indebtedness if such interest, fees or other expenses are payable on a current basis no less frequently than semi-annually and are paid when due or within any applicable grace period. For the purposes of this definition, the amount of Indebtedness represented by any guarantee under which recourse is limited to a particular asset or assets subject to a Lien in favor of the guaranteed party shall be deemed to be the lower of (x) an amount equal to the amount of the guaranteed obligation and (y) the Fair Market Value of such asset or assets at such time.

            "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities, including each Guarantor, to pay principal of, premium, if any, and interest on the Securities (and any Additional Amounts thereon) when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or oth-erwise, and all other amounts due or to become due under or in connection with this Indenture, the Securities or the Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07) and the Holders of the Securities under this Indenture, the Securities and the Guarantees, according to the terms thereof.

            "Independent Financial Advisor" means a Brazilian or United States investment or merchant banking firm or public accounting firm of national standing in the Federative Republic of Brazil or the United States (i) which does not, and whose directors and executive officers and Affiliates do not, have an investment in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of the Company is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged. A trustee or nominee for the true parties in interest shall not be excluded from the definition of "Independent Financial Advisor" solely as a result of such trustee or nominee status.

            "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Bear, Stearns & Co. Inc.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all Additional Interest payable on the Securities pursuant to the Notes Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(i), (j) and (k) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

            "Interest Payment Date" means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security, as set forth in such Security.

            "Interest Rate Protection Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

            "Investment" means, with respect to any person, any advance, loan, account receivable (other than an account receivable or prepaid expense, including but not limited to trade credit, arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase of any shares, stocks, bonds, notes, debentures or other securities of, any other person. In addition, any foreign exchange contract, currency swap agreement or other similar agreement made or entered into by any person shall constitute an Investment by such person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another person constitute an Investment by the Company in such other person.

            "Issue Date" means the original date of issuance of the Securities.

            "Licenseholders" means TVA Sistema de Telivisao S.A.,
IVP-International Venture Partners, Inc. and San Francisco Telecomunicacoes
Ltda.

            "License Vehicle" means any sociedade anonima or companhia limitada organized under Brazilian law for the sole purpose of holding paging licenses granted by the Brazilian Ministry of Communications for the exclusive and unrestricted use and exploitation of such licenses by the Company or any Restricted Subsidiary pursuant to an operating or similar agreement between such License Vehicle and the Company or such Restricted Subsidiary the terms of which shall not be materially less advantageous to the Company or such Restricted Subsidiary than the Paging License Operating Agreements in effect on the Issue Date provided that a License Vehicle shall not at any time have any liabilities (contingent or otherwise) except such nominal amounts as may arise in connection with its organization and administration, which amounts shall be promptly discharged, and such governmental fees and charges as may arise, which amounts shall be promptly discharged.

            "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

            "LLC Agreement" means the Limited Liability Company Agreement, dated and effective as of June 6, 1997, providing for the organization of Paging Brazil Holding Co., LLC under the Delaware Limited Liability Company Act and any amendment or modification thereof.

            "Material Restricted Subsidiary" means any Restricted Subsidiary of the Company which, at any date of determination, (A) would have been a "Significant Subsidiary" under the definition of such term in Rule 1-02 of Regulation S-X issued under the Securities Act, as in effect on the Issue Date, (but substituting "5 percent" for each occurrence of "10 percent" in such definition for all purposes other than of Section 5.01 or (B) contributed 5% (or, for purposes of Section 5.01, 10%) or more to Consolidated Operating Cash Flow of the Company on a pro forma basis in the immediately preceding fiscal quarter or (C) is an obligor under any Indebtedness (other than to the Company or a Restricted Subsidiary) in an aggregate principal amount equal to or exceeding US$2,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof).

            "Maturity" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents and cash received in connection with the concurrent sale or other disposition of other non-cash consideration upon consummation of any such Asset Sale) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of le-gal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all Taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale, (iv) other amounts required to be treated as Net Cash Proceeds pursuant to Section 10.15, and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with U.S. GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate of the Company delivered to the Trustee.

            "Non-U.S. person" means a person who is not a U.S. person, as defined in Regulation S.

            "Notes Registration Rights Agreement" means the Notes Registration Rights Agreement, dated as of June 6, 1997 by and between the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Offering Memorandum" means the Offering Memorandum dated May 30, 1997 pursuant to which the Series A Securities were offered, and any supplement thereto.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

            "Offshore Global Security" shall have the meaning set forth in
Section 3.01 hereof.

            "Offshore Physical Security" shall have the meaning set forth in Section 3.01 hereof.

            "Opinion of Counsel" means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

            "Outstanding" means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Guarantor or any Affiliate thereof) in trust for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly and irrevocably given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Securities with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03 ; and

            (iv) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

            "Pager Acquisition Financing" means one or more facilities entered into with any vendor or supplier of pagers (or any financial institution financing purchases from such vendor or supplier) in order to finance the acquisition of pagers from such vendor or supplier.

            "Paging License Operating Agreements" means the Operating Agreement and Other Covenants between the Company and each of the Licenseholders, dated December 11, 1996, as the same may be amended, modified or supplemented from time to time; provided, that such amendment, modification or supplement shall not be adverse to the Company or the Holders.

            "Paging License Transfer Agreements" means the Agreements of Promise of Assignment and Transfer of Permissions between the Company and each of the Licenseholders dated December 11, 1996, as the same may be amended, modified or supplemented from time to time; provided, that such amendment, modification or supplement shall not be adverse to the Company or the Holders.

            "Pari Passu Debt Securities" means any Debt Securities of the Company or any Guarantor which rank pari passu in right of payment with the Securities or the Guarantees, as applicable.

            "Paying Agent" means any person authorized by the Company to pay the principal, premium, if any, or interest on any Securities on behalf of the Company. The Company may so authorize a principal Paying Agent and one or more co-Paying Agents.

            "Permitted Business" means (i) the delivery or distribution of wireless communications, paging and messaging services and equipment in the Federative Republic of Brazil and (ii) any business or activity reasonably related thereto, including, without limitation, the resale of extended paging services outside of the Federative Republic of Brazil to the Brazilian customers of the Company or the Restricted Subsidiaries and any other material business conducted by the Company or any Restricted Subsidiary on the Issue Date, and
(iii) the acquisition, holding or exploitation of any license relating to the delivery of the services referred to in clauses (i) and (ii) of this definition.

            "Permitted Holders" means (i) Warburg Pincus Ventures, L.P.,
(ii) Paging Network International N.V., (iii) IVP-International Venture Partners, Inc., (iv) Multiponto Telecomu-nicacoes Ltda. and (v) Abril S.A., or any of their respective controlled Affiliates.

            "Permitted Indebtedness" means the Indebtedness or Preferred Stock set forth in the following clauses (each of which shall be given independent effect):

            (a) Indebtedness under the Securities, the Guarantees and this Indenture and related rights of contribution and subrogation among the Company and the Guarantors;

            (b) Indebtedness of the Company outstanding on the Issue Date;

            (c) Indebtedness of the Company and/or any Guarantor to the extent incurred to finance the construction of paging infrastructure, the purchase of equipment (including pagers) for use in and the installation and construction costs related to the construction of paging infrastructure in the Expansion Markets, or to support the operations or working capital related to the Expansion Markets; provided the aggregate principal amount of Indebtedness incurred under this clause (c) shall not exceed at any time outstanding the following amount (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount): the product of (x) US$100 and (y) the lesser of (1) the aggregate number of subscribers of the Company and the Restricted Subsidiaries (whether or not such subscribers are in the Expansion Markets) and (2) US$250,000; provided that the amount permitted to be incurred pursuant to this clause
      (c) shall be increased by an amount equal to any unutilized amount of Indebtedness permitted to be incurred pursuant to clause (d) of this definition;

            (d) Indebtedness of the Company and/or any Guarantor in an amount not to exceed at any time outstanding US$25,000,000 minus any amount added to the amount of Indebtedness permitted to be incurred pursuant to clause
      (c) of this definition under the proviso to such clause (c) (or to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount); provided that the aggregate amount of Indebtedness incurred from Permitted Holders or their Affiliates under this clause (d) that is not in the form of Deeply Subordinated Shareholder Indebtedness (x) shall not exceed at any time outstanding US$10,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) and (y) must be for working capital purposes of the Company and the Guarantors;

            (e) Indebtedness of the Company and/or any Guarantor in an amount not to exceed the product of two times the amount of Total Incremental Invested Equity Capital, determined at the time of incurrence of such Indebtedness;

            (f) Indebtedness or Preferred Stock of any Restricted Subsidiary owed or issued to and held by the Company or a Restricted Subsidiary and Indebtedness of the Company owed to and held by any Restricted Subsidiary; provided that a new incurrence of Indebtedness or issuance of Preferred Stock shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (f) to any person other than the Company or a Restricted Subsidiary or (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary, or Designation of a Restricted Subsidiary as an Unrestricted Subsidiary, which holds Indebtedness of the Company or Indebtedness or Preferred Stock of another Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Restricted Subsidiary;

            (g) Indebtedness of the Company and/or any Restricted Subsidiary under Interest Rate Protection Obligations relating to (i) Indebtedness of the Company or any Restricted Subsidiary (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section 10.12), and/or (ii) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be incurred by the Company or a Restricted Subsidiary in the following 180 days after such Interest Rate Protection Obligation has been incurred, but only to the extent that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Protection Obligations relate; provided in no event shall any Restricted Subsidiary incur Indebtedness under an Interest Rate Protection Obligation under this clause (g) relating to Indebtedness of the Company;

            (h) Indebtedness of the Company and/or any Restricted Subsidiary under Currency Agreements relating to (i) Indebtedness of the Company or a Restricted Subsidiary and/or (ii) obligations to purchase or sell assets, properties or services or license programming rights, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; provided, further, in no event shall any Restricted Subsidiary incur Indebtedness under any Currency Agreement under this clause (h) relating to Indebtedness or obligations of the Company;

            (i) Indebtedness of the Company and/or any Restricted Subsidiary in respect of "bid," performance or advance payment bonds of the Company or any Restricted Subsidiary or surety or bid," performance or advance payment bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business in connection with the construction or operation of a Permitted Business;

            (j) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing, refunding, defeasance or extension of outstanding Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to the provisos to Section 10.12 or any of clauses (a), (b), (c) or (e) of this definition; provided that
      (i) Indebtedness of the Company or a Guarantor may not be replaced, renewed, refinanced or extended under this clause (j) with Indebtedness of any Restricted Subsidiary that is not a Guarantor and (ii) any such replacement, renewal, refinancing or extension shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest or accretion thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith; and

            (k) Indebtedness of the Company and/or any Restricted Subsidiary in an amount not to exceed US$2,000,000 (or to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount) at any time outstanding.

            "Permitted Investments" means (a) cash and Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Protection Obligations permitted to be incurred pursuant to clause (g) of the definition of Permitted Indebtedness; (d) Currency Agreements; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 10.15; (f) any Investment in another person in exchange for Capital Stock (other than Disqualified Stock) of the Company; (g) loans and advances to employees of the Company or any of the Restricted Subsidiaries in the ordinary course of business in an aggregate amount not to exceed US$1,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount) at any time outstanding;
(h) any Investment in Capital Stock obligations of any person made in settlement of claims by the Company or any Restricted Subsidiary against such person; (i) the contribution of (x) any paging license in exchange for Capital Stock of a License Vehicle or (y) any cash to a License Vehicle in exchange for Capital Stock of such License Vehicle, to the extent such cash is used for the purpose of acquiring Brazilian paging licenses; (j) loans and advances to resellers and other distributors in the ordinary course of business not to exceed at any time an aggregate amount of US$2 million (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount); (k) any Investment acquired by the Company or any of the Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout or reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the foreclosure by the Company or any of the Restricted Subsidiaries with respect to any secured Investment or default; and (l) any Investment in U.S. Government Securities in accordance with the provisions of the Escrow Agreement or in connection with a legal or covenant defeasance of the Securities or other Debt Securities in accordance with their terms.

            "person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

            "Physical Security" shall have the meaning set forth in Section 3.01 hereof.

            "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

            "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock or shares, whether now outstanding or issued after the Issue Date to the extent it carries any preference in respect of the distribution of assets in the event of a liquidation or insolvency of such person as compared with any other Capital Stock of such person.

            "Private Exchange Securities" shall have the meaning specified in the Notes Registration Rights Agreement.

            "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Section 2.02(a).

            "Pro Rata Share" means a fraction, (i) the numerator of which is the aggregate principal amount of Securities outstanding on the applicable purchase date and (ii) the denominator of which is the sum of (x) the aggregate principal amount of Securities outstanding on such date and (y) if there are Pari Passu Debt Securities or other unsubordinated Indebtedness of the Company or any Guarantor that requires that Net Cash Proceeds be used to offer to purchase or repay such Pari Passu Debt Securities or other unsubordinated Indebtedness of the Company or any Guarantor, the outstanding principal amount of such Pari Passu Debt Securities or other unsubordinated Indebtedness of the Company or such Guarantor or Guarantors on such date.

            "Purchase Agreement" means the Purchase Agreement, dated as of May 30, 1997, among the Company, Holding LLC and the Initial Purchasers.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Redemption Date" means, with respect to any Security to be redeemed, any date fixed for such redemption by or pursuant to this Indenture and the terms of the Securities.

            "Redemption Price" means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Securities.

            "Registered Exchange Offer" means the registration by the Company and each of the Guarantors under the Securities Act of all Series B Securities that are not Private Exchange Securities and the related Guarantees pursuant to a registration statement under which the Company and the Guarantors offer each Holder of Series A Securities and the related Guarantees the opportunity to exchange all Series A Securities (together with the related Guarantees) held by such Holder for Series B Securities and the related Guarantees in an aggregate principal amount equal to the aggregate principal amount of Series A Securities held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

            "Registrable Securities" shall have the meaning specified in the Registration Rights Agreement.

            "Regular Record Date" means the Regular Record Date specified in the Securities.

            "Regulation S" means Regulation S under the Securities Act.

            "Responsible Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Restricted Subsidiary); (iii) the making of any principal payment on, or the purchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or a Restricted Subsidiary); or (iv) the making of any Investment (other than a Permitted Investment) in any person (other than an Investment by a Restricted Subsidiary in the Company or an Investment by the Company or a Restricted Subsidiary in either (x) a Restricted Subsidiary or (y) a person that becomes a Restricted Subsidiary as a result of such Investment).

            "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with
Section 10.10. Any such Designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

            "Revocation" has the meaning set forth under Section 10.10.

            "Rule 144A" means Rule 144A under the Securities Act.

            "S&P" means Standard & Poor's Ratings Group and its successors.

            "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Series B Securities to be issued and exchanged for any Series A Securities pursuant to the Notes Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Series A Securities and Series B Securities shall vote together as one series of Securities under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Register" and "Security Registrar" shall have the respective meanings specified in Section 3.05 hereof.

            "Series A Securities" has the meaning stated in the first recital of this Indenture.

            "Series B Securities" has the meaning stated in the first recital of this Indenture and refers to any Series B Securities, containing terms substantially identical to the Series A Securities (except that such Series B Securities (other than the Private Exchange Securities) shall be registered under the Securities Act), that are issued and exchanged for the Series A Securities pursuant to the Registration Rights Agreement and this Indenture.

            "Shareholder Commitments" shall have the meaning specified in
Section 10.21 hereof.

            "Significant Equity Offering" means a public offering of Capital Stock (other than Disqualified Capital Stock) of the Company (or American Depositary Receipts or Global Depositary Receipts representing such Capital Stock) either (x) in the United States pursuant to an offering registered under the Securities Act or (y) in Brazil pursuant to an offering registered with the CVM and listed on the Sao Paulo Stock Exchange or Rio de Janeiro Stock Exchange and/or (z) in the United Kingdom pursuant to an offering that results in such Capital Stock (or Global Depositary Receipts representing such Capital Stock) being listed on the London Stock Exchange or the Luxembourg Stock Exchange.

            "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

            "Specified Indebtedness" means any Indebtedness of any Restricted Subsidiary that is not a Guarantor which is not subordinated to any other Indebtedness of such Restricted Subsidiary.

            "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other
Indebted-
ness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

            "Subordinated Debt Securities" means any Debt Securities (and any guarantee of any Debt Security) which would constitute Subordinated Indebtedness.

            "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to the Securities or any Guarantees.

            "Subscription Agreement" means the Subscription Agreement dated June 6, 1997 among the Company and Holding LLC pursuant to which 125,000 shares of Common Stock are issued to Holding LLC.

            "Subsidiary" means, with respect to any person, (i) any corporation of which the outstanding Voting Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person, or (ii) any other person of which at least a majority of Voting Stock is at the time, directly or indirectly, owned by such person.

            "Taxes" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

            "Taxing Authority" means the government of the Federative Republic of Brazil or of Japan or any state of the Federative Republic of Brazil or of Japan or any political subdivision or territory or possession of the government of the Federative Republic of Brazil or of Japan or any jurisdiction in which the Company or a Guarantor is engaged in business for tax purposes or is resident for withholding tax purposes or, in all such instances, any authority or agency therein or thereof having power to tax.

            "Technical Services Agreement" means the Technical Services Agreement dated as of December 11, 1996, between the Company and Paging Network, Inc., as the same may be amended, modified or supplemented from time to time; provided, that such amendment, modification or supplement shall not be adverse to the Company or the Holders.

            "Total Consolidated Indebtedness and Subsidiary Preferred Stock" means, at any date of determination, an amount equal (i) the aggregate principal amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding as of the date of determination and (ii) the aggregate liquidation preference of all Preferred Stock of Restricted Subsidiaries that are not Guarantors issued and outstanding as of the date of determination (other than Indebtedness owing to and Preferred Stock held by the Company or a Restricted Subsidiary that is a Guarantor).

            "Total Incremental Invested Equity Capital" means, at any time of determination, the sum of, without duplication, (i) the aggregate cash proceeds received by the Company from capital contributions in respect of existing Capital Stock (other than Disqualified Stock) or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Issue Date, other than to a Subsidiary of the Company, plus (ii) the aggregate cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the Issue Date and constituting a Restricted Payment (other than any Investment made pursuant to clause (b)(v) of Section 10.13) in an amount equal to the lesser of
(a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (iii) an amount equal to the lesser of (x) the consolidated net Investment on the date of Revocation made by the Company and/or any of the Restricted Subsidiaries of any Subsidiary in accordance with the covenant described under Section 10.10 and (y) the Designation Amount with respect to such Subsidiary, minus (iv) the aggregate amount of all Restricted Payments declared or made on and after the Issue Date.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

            "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 10.10. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

            "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two business days prior to such determination. For purposes of determining whether any Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made and any Affiliate Transaction can be undertaken (a "Tested Transaction"), the "U.S. Dollar Equivalent" of such Indebtedness, Investment or Affiliate Transaction shall be determined on the date incurred, made or undertaken and no subsequent change in the U.S. Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of the Indenture.

            "U.S. GAAP" means generally accepted accounting principles and practices in the United States consistently applied by a corporation or as between corporations and over time, as in effect from time to time; provided that, for purposes of determining compliance with Sections 10.12 and 10.13, U.S. GAAP shall mean such generally accepted accounting principles and practices as adopted by the Company on the Issue Date and as are consistent with those set forth in the Offering Memorandum.

            "U.S. Global Security" shall have the meaning set forth in Section
3.01 hereof.

            "U.S. Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged.

            "U.S. Physical Security" shall have the meaning set forth in Section
3.01 hereof.

            "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

            "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

            Section 1.02 Other Definitions.

                                                      Defined in
Term                                                    Section
----                                                  ---------
"Act"                                                      1.05
"Agent Member                                              3.13
"Asset Sale Offer"                                        10.15
"Asset Sale Offer Price"                                  10.15
"Asset Sale Purchase Date"                                10.15
"Change of Control Date"                                  10.16
"Change of Control Offer"                                 10.16
"Change of Control Payment Date"                          10.16
"Change of Control Purchase Notice"                       10.16
"Change of Control Purchase Price"                        10.16
"covenant defeasance"                                      4.03
"Defaulted Interest"                                       3.07
"defeasance"                                               4.02
"Defeased Securities"                                      4.01
"Deficiency"                                              10.15
"Designation Amount"                                      10.10
"Excess Proceeds"                                         10.15
"incur"                                                   10.12
"insolvent person"                                         4.04
"Notice of Default"                                        5.01
"Payment Date"                                             3.08
"rate of exchange"                                         1.20
"Replacement Assets"                                      10.15
"Restricted Security"                                      2.05
"surviving entity"                                         8.01
"Surviving Guarantor"                                      8.01

            Section 1.03 Rules of Construction.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP;

            (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (e) all references to "$," "US$," "dollars" or "United States dollars" shall refer to the lawful currency of the United States of America; and

            (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation."

            Section 1.04 Form of Documents Delivered to Trustee.

            Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee (a) an Officers' Certificate satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with Section 314(c) of the Trust Indenture Act.

            Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that the person making such certificate or Opinion of Counsel has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

            (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

            Section 1.05 Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

            (c) The ownership of Securities shall be proved by the Security Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

            Section 1.06 Notices, etc., to the Trustee and the Company.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention:
      International Corporate Trust Division or at any other address previously furnished in writing to the Holders, the Company and the Guarantors by the Trustee; or

            (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Rua Alexandre Dumas, 1.711, Chacara Santa Antonio, Sao Paulo 04717-004 Brazil, Attention: Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Company.

            Section 1.07 Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            Section 1.08 Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

            If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

            Section 1.09 Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 1.10 Successors and Assigns.

            All covenants and agreements in this Indenture by the Company and any Guarantor, shall bind their respective successors and assigns, whether so expressed or not.

            Section 1.11 Severability Clause.

            In case any provision in this Indenture or in the Securities or any Guarantees issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 1.12 Benefits of Indenture.

            Nothing in this Indenture or in the Securities or in any Guarantees issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

            Section 1.13 Governing Law.

            THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT THAT MATTERS RELATING TO THE AUTHORIZATION BY THE COMPANY OR ANY GUARANTORS OF THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL OR OTHER JURISDICTION OF ITS ORGANIZATION. THE TRUSTEE, THE COMPANY, ANY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE SECURITIES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE GUARANTEES.

            Section 1.14 No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Company or of a Guarantor shall not have any liability for any obligations of the Company or a Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities, the Guarantees or this Indenture waives and releases all such liability.

            Section 1.15 Independence of Covenants.

            All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

            Section 1.16 Exhibits.

            All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

            Section 1.17 Counterparts.

            This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counter-parts shall together constitute but one and the same instrument.

            Section 1.18 Duplicate Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 1.19 Agent for Service; Submission to Jurisdiction; Waiver
                         of Immunities.

            By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and any Guarantor, (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System, currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Securities, this Indenture or any Guarantee that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System shall be deemed in every respect effective service of process upon the Company or any such Guarantor, as the case may be, in any such suit, action or proceeding. The Company and any Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and any Guarantor may and shall (to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 1.19 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company and any Guarantor or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and
(iii) agrees to act as agent for service of process in accordance with this
Section 1.19. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and the Guarantors appointed and acting in accordance with this Section 1.19.

            To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and any Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

            Section 1.20 Currency of Account; Conversion of Currency; Foreign
                         Exchange Restrictions.

            (a) U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Securities, the Guarantees or this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company and the Guarantors, if any, or otherwise) by any Holder of the Securities in respect of any sum expressed to be due to it from the Company and the Guarantors, if any, shall only constitute a discharge to the Company and the Guarantors, if any, to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the Securities, the Company and the Guarantors, if any, shall, jointly and severally, indemnify it against any loss sustained by it as a result as set forth in Section 1.20(b). In any event, the Company and the Guarantors, if any, shall, jointly and severally, indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 1.20, it will be sufficient for the holder of a Security to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S.

dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 1.20 constitute separate and independent obligations from other obligations of the Company and the Guarantors, if any, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Securities and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Securities.

            (b) The Company and each Guarantor, if any, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Indenture:

            (i)(A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

            (B) if there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

            (ii) the event of the winding-up of the Company or any Guarantor at any time while any amount or damages owing under the Securities, the Guarantee and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company or the relevant Guarantor, as the case may be, shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Securities, the Guarantees and this Indenture (other than under this Subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Company or the relevant Guarantor, as the case may be, shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or the relevant Guarantor, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

            (iii) The obligations contained in Subsections (a), (b)(i)(B) and
      (b)(ii) of this Section 1.20 shall constitute separate and independent obligations from the other Indenture Obligations of the Company and the Guarantors, shall give rise to separate and independent causes of action against the Company and each Guarantor, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the relevant Guarantor or the liquidator or otherwise or any of them. In the case of Subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

            (iv) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

            (c) In the event that on any payment date in respect of the Securities or any Guarantee, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Company and each Guarantor agree to pay all amounts payable under the Securities and the Guarantees in the currency of the Securities by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Securities, for the purchase of the currency of such Securities. All costs and taxes payable in connection with the procedures referred to in this Section 1.20 shall be borne by the Company and the Guarantors.

                                ARTICLE TWO

                        SECURITY AND GUARANTEE FORMS

            Section 2.01 Forms Generally.

            The Securities, the Guarantees and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities and such Guarantees as evidenced by their execution thereof.

            The definitive Securities and Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities and such Guarantees may be listed, all as determined by the officers executing such Securities and Guarantees as evidenced by their execution of such Securities and Guarantees.

            Section 2.02 Form of Face of Securities.

            (a) The form of the face of the Series A Securities shall be substantially as follows:

            [INSERT PRIVATE PLACEMENT LEGEND IF APPLICABLE]

                       PAGING NETWORK DO BRASIL S.A.

                                -----------

                       13 1/2% SENIOR NOTES DUE 2005,
                                  SERIES A


CUSIP No. __________
No. ___________                                              US$____________

            PAGING NETWORK DO BRASIL S.A., a sociedade anonima organized under the laws of the Federative Republic of Brazil (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ United States Dollars on June 6, 2005, at the office or agency of the Company referred to below, and to pay interest thereon on June 6 and December 6 (each an "Interest Payment Date"), of each year, commencing on December 6, 1997, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13 1/2% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the May 15 or November 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of the Depository or any clearing agency through which clearing of trades of the Securities regularly takes place or any securities exchange on which the Securities may be listed, and upon such notice as may be required by the Depository or any such clearing agency or exchange, all as more fully provided in such Indenture. In addition, the Company (i) will pay to the Holder of this Security such Additional Amounts as may become payable under Section 10.08 of the Indenture and (ii) may be obligated to pay additional interest pursuant to certain provisions of the Notes Registration Rights Agreement.

            If this Security is a Global Security, all payments in respect of this Security will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository. If this Security is a Global Security and a Restricted Security, reference is made to the restrictions on ownership of beneficial interests herein contained in the Indenture. If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

 Dated:                             PAGING NETWORK DO BRASIL S.A.


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:


            (b) The form of the face of the Series B Securities shall be substantially as follows:

                       PAGING NETWORK DO BRASIL S.A.

                              ----------------

                       13 1/2% SENIOR NOTES DUE 2005,
                                  SERIES B


CUSIP No.________
No. _____________                                           US$_____________

            PAGING NETWORK DO BRASIL S.A., a sociedade anonima organized under the laws of the Federative Republic of Brazil (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________ or registered assigns, the principal sum of _________________ United States Dollars on June 6, 2005, at the office or agency of the Company referred to below, and to pay interest thereon on June 6 and December 6 (each an "Interest Payment Date"), of each year, commencing on December 6, 1997, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13 1/2% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the May 15 and November 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of the Depository or any clearing agency through which clearing of trades of the Securities regularly takes place or any securities exchange on which the Securities may be listed, and upon such notice as may be required by the Depository or any such clearing agency or exchange, all as more fully provided in such Indenture. In addition, the Company will pay to the Holder of this Security such Additional Amounts as may become payable under Section 10.08 of the Indenture.

            If this Security is a Global Security, all payments in respect of this Security will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository. If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature and a seal has been affixed hereon, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                              PAGING NETWORK DO BRASIL S.A.



                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:


            Section 2.03. Form of Reverse of Security.

            (a) The form of the reverse of the Series A Securities shall be substantially as follows:

            1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 13 1/2% Senior Notes due 2005, Series A (herein called the "Series A Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to US$125,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of June 1, 1997, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations, covenants and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            All capitalized terms used in this Series A Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            No reference herein to the Indenture and no provisions of this Series A Security or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

            2. Guarantees; Collateral. The Indenture provides that each Material Restricted Subsidiary shall become a Guarantor of this Security. The Holder of this Security may obtain the endorsement of any such Guarantee upon this Security by presenting this Security to the Trustee. The Indenture further provides that this Security shall have the full benefit of and every right and privilege relating to any such Guarantee notwithstanding that such Guarantee is not endorsed hereon. The Holder of this Security will be entitled to the benefits of the Escrow Agreement between the Company and the Trustee dated as of June 1, 1997, including the security interest in the Collateral granted to the trustee for the benefit of the Holders of Securities pursuant thereto until such Collateral is released pursuant to the terms of the Escrow Agreement.

            3. Redemption.

            (a) Optional Redemption. The Securities are subject to redemption, in whole or in part, at any time on or after June 6, 2001 at the option of the Company, upon not less than 30 nor more than 60 days prior notice, in principal amounts of US$1,000 or any integral multiple of US$1,000, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (together with any Additional Amounts and Additional Interest payable hereon) to the redemption date, if redeemed during the 12-month period beginning June 6 of the years indicated below:

            Year                                   Redemption Price
            ----                                   ----------------
            2001                                            106.75%
            2002                                            104.50%
            2003                                            102.25%
            2004 and thereafter                             100.00%

            (b) Optional Redemption upon Significant Equity Offering. On or prior to June 6, 2000, the Company may, at its option, use the net proceeds of one or more Significant Equity Offerings yielding gross cash proceeds of not less than US$35,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) to redeem up to an aggregate of 35% of the principal amount of the Securities originally issued from Holders on a pro rata basis (or as nearly pro rata as practicable), at a redemption price of 113 1/2% of the principal amount thereof, plus accrued and unpaid interest (together with any Additional Amounts and Additional Interest payable hereon), if any, to the date of redemption; provided that not less than US$81,250,000 in aggregate principal amount of Securities would remain outstanding immediately after such redemption. To effect the foregoing redemption, the Company must mail a notice of redemption complying with Section 11.05 of the Indenture not later than 60 days after the consummation of the Significant Equity Offering that resulted in the requisite gross proceeds. As used above, "Significant Equity Offering" means a public offering of Capital Stock (other than Disqualified Capital Stock) of the Company (or American Depositary Receipts or Global Depositary Receipts representing such Capital Stock) either (x) in the United States pursuant to an offering registered under the Securities Act or (y) in Brazil pursuant to an offering registered with the Comissao de Valores Mobiliarios ("CVM") and listed on the Sao Paulo Stock Exchange or Rio de Janeiro Stock Exchange and/or (z) in the United Kingdom pursuant to an offering that results in such Capital Stock (or Global Depositary Receipts representing such Capital Stock) being listed on the London Stock Exchange or the Luxembourg Stock Exchange.

            (c) Sinking Fund. The Company will not be required to make any mandatory sinking fund payments in respect of the Securities.

            (d) Interest Payments. In the case of any redemption of Series A Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date (together with any Additional Amounts payable thereon) will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            (e) Partial Redemption. In the event of redemption of this Series A Security in part only, a new Series A Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            4. Tax Redemption. The Securities may be redeemed at the option of the Company, in whole but not in part, at any time prior to maturity if (A) there is any change in or amendment to the Treaty to Avoid Double Taxation entered into between the Federative Republic of Brazil and Japan, approved by Legislative Decree No. 43 dated November 23, 1967, and enacted in Brazil by Decree No. 61,899 dated December 14, 1967, as amended by Decree No. 81,194 dated January 9, 1978, which has the effect of increasing the rate of tax applicable under such treaty to a rate exceeding 15.0% of interest payable; or (B) (i) as the result of any change in or amendment to the laws or regulations of the Federative Republic of Brazil or Japan, the Company has or will become obligated to pay, or (ii) any act is taken by a taxing authority of the Federative Republic of Brazil or Japan after the date of issuance of the Securities (whether or not such action is taken with respect to the Company or any Affiliate thereof) that results in a substantial probability that the Company will be required to pay, Additional Amounts (excluding interest and penalties) in excess of the Additional Amounts that the Company would be obligated to pay if Brazilian Taxes (excluding interest and penalties) were payable with respect to such payments of interest at a rate of 15.0% and such obligation cannot be avoided by the Company, taking reasonable measures available to it, upon not more than 60 nor less than 30 days' notice to the holders of such Securities (with copies to the Trustee and each Paying Agent) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date plus any such Additional Amounts payable with respect to such redemption price and interest as provided under Section 10.08 of the Indenture. Prior to the giving of notice of redemption of the Securities as described herein and as a condition to any such redemption, the Company will deliver to the Trustee an Officers' Certificate (together with a copy of the written opinion of counsel to the effect that the applicable rate has so increased, or the Company has or will become so obligated, or that an action taken by a taxing authority of Brazil has resulted in a substantial probability that the Company will become so obligated to pay Additional Amounts as a result of such change, amendment, interpretation or action), stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts relating thereto. No notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated or there is a substantial probability that the Company would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due and, at the time such notice of redemption is given, such obligation to pay, or such substantial probability that the Company will be required to pay, such Additional Amounts remains in effect.

            5. Offers to Purchase. Section 10.15 of the Indenture provides that following any Asset Sale, and subject to further limitations contained therein, the Company shall make an offer to purchase Securities in accordance with the procedures set forth in the Indenture. In addition, the Company is required to make an offer to repurchase this Security at a purchase price of 101% of the principal amount hereof upon the occurrence of a Change of Control in the manner set forth in Section 10.16.

            6. Defaults and Remedies. Events of Default under the Indenture include, among others: (a) default in the payment of the principal of, or premium, if any, on the Securities when due; (b) default in the payment of interest on the Securities when it becomes due and payable and the continuance of such default for a period of 30 days or more; provided, however, that a failure to pay interest (but not Additional Amounts or Additional Interest) on the Notes in a timely manner through June 6, 2000 will constitute an immediate Event of Default, with no grace or cure period; (c) default in the performance, or breach, of certain covenants in the Indenture, this Security or any Guarantees, and continuance of such default or breach for a period of 45 days or more after written notice; (d) failure by the Company or any Restricted Subsidiary to perform any provision of one or more classes or issues of other Indebtedness in an aggregate principal amount of US$5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more, and, in the case of any such default other than a failure to pay, following any applicable period of grace, principal on such Indebtedness when due, such failure results in the acceleration of the maturity of such Indebtedness; (e) one or more final and non-appealable judgments, orders or decrees for the payment of money in the amount of US$5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more; (f) seizure, compulsory acquisition, expropriation or nationalization of substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole; (g) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under, or disaffirms its obligations under, any Guarantee or gives notice to that effect (other than by reason of the termination of the Indenture or the release of any Guarantee in accordance with the Indenture); (h) the Company asserts or admits in writing that the Escrow Agreement is unenforceable or is not in full force and effect; and (i) certain events of bankruptcy, dissolution, insolvency, reorganization or administration with respect to the Company or any Material Restricted Subsidiary shall have occurred.

            Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default as specified in clause (i) of the previous paragraph with respect to the Company or (f) of the previous paragraph) occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall, declare all principal or premium, if any, on and any accrued and unpaid interest on all Outstanding Securities (and any Additional Amounts payable in respect thereof) to be immediately due and payable. If an Event of Default specified in clause (h) of the previous paragraph with respect to the Company or clause (f) of the previous paragraph occurs, then the principal amount of, and any accrued and unpaid interest on, all Outstanding Securities (and any Additional Amounts payable in respect thereof) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Except in the case of a default of a specific amount of premium due, the amount of any premium shall be determined by interpolation between (a) the premium payable on the next succeeding date on which either Holders or the Company may optionally redeem Securities or on which the Securities mature, as applicable (a "Payment Date"), and (b) the immediately preceding Payment Date or, if there is no immediately preceding Payment Date, 0%.

            7. Defeasance. The Indenture contains provisions (which provisions apply to this Series A Security) for defeasance at any time of (a) the entire indebtedness of the Company and any Guarantors on this Series A Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

            8. Amendments and Waivers. The Company, the Guarantors, if any, and the Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Securities, amend, waive or supplement the Indenture, the Securities or the Guarantees for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Securities or the Guarantees may be made by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected. Any such consent or waiver by or on behalf of the

Holder of this Series A Security shall be conclusive and binding upon such Holder and upon all future Holders of this Series A Security and of any Series A Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series A Security.

            9. Denominations, Transfer and Exchange. The Series A Securities are issuable only in registered form without coupons in denominations of US$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Securities are exchangeable for a like aggregate principal amount of Series A Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            If this Series A Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series A Security is registrable on the Security Register of the Company, upon surrender of this Series A Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            If this Series A Security is a Restricted Security in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange this Series A Security for a book-entry security by instructing the Trustee to arrange for such Series A Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository.

            If this Series A Security is a Global Security, it is exchangeable for Series A Securities in certificated form if (i) the Depository notifies the Company that it is unwilling or unable to continue as depository or the Depository ceases to be a "clearing agency" registered under the Exchange Act and, in each case, a successor Depository is not appointed by the Company within 90 days of such notice or such cessation, as the case may be, or (ii) there shall have occurred and be continuing an Event of Default with respect to any Securities represented by the Global Security and Holders who hold more than 25% in aggregate principal amount of the Securities at the time outstanding represented by the Global Security advise the Trustee through the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) with respect to the Global Security is no longer required and the Security Registrar has received a request from the Depository to issue certificated Securities. In addition, in accordance with the provisions of the Indenture and subject to certain limitations therein set forth, a beneficial owner of a beneficial interest in a Global Security may request a Series A Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Series A Securities in authorized denominations equal in principal amount to such beneficial interest and to have such Series A Securities registered in its name.

            No service charge shall be made for any registration of transfer or exchange or redemption of Series A Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            10. Certain Information Obligations. At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, upon the request of a Holder of a Series A Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act. In addition, the Company is required to furnish to the Trustee and to the Holder of this Security certain quarterly, annual and other financial statements and other information as set forth in
Section 10.09 of the Indenture.

            11. Persons Deemed Owners. Prior to and at the time of due presentment of this Series A Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series A Security is registered as the owner hereof for all pur-poses, whether or not this Series A Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            12. GOVERNING LAW. THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT THAT MATTERS RELATING TO THE AUTHORIZATION BY THE COMPANY OR ANY GUARANTORS OF THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL OR OTHER JURISDICTION OF ITS ORGANIZATION. THE TRUSTEE, THE COMPANY, ANY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE SECURITIES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SECURITY OR ANY GUARANTEES.

            13. Paying Agents and Registrar. Initially, The Chase Manhattan Bank, a banking corporation (the "Trustee"), will act as co-Paying Agent and Registrar. Initially, Chase Trust Company will act as Principal Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar. Upon such change, the Company shall give written notice thereof to the Trustee and the Holders. Neither the Company nor any of its Affiliates may act as Registrar or co-Registrar. The Company may, subject to Section 3.08 and Section 10.03 of the Indenture, act as Paying Agent.

            14. Additional Amounts. The Company will pay to the Holders of Securities such Additional Amounts as may become payable under Section 10.08 of the Indenture.

            15. Conversion of Currency. U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Securities, the Guarantees or the Indenture, including damages. The Company and each Guarantor have agreed that the provisions of
Section 1.20 of the Indenture shall apply to conversion of currency in the case of the Securities, the Guarantees and the Indenture. Among other things, Section
1.20 specifies that if there is a change in the rate of exchange prevailing between the Business Day before the day on which a judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due. In the event that on any payment date in respect of the Securities or any Guarantee, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Company and each Guarantor agrees to pay all amounts payable under the Securities and the Guarantees in the currency of the Securities by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Securities, for the purchase of the currency of such Securities. All costs and taxes payable in connection with the procedures referred to in this paragraph shall be borne by the Company and the Guarantors.

            16. Agent for Service; Submission to Jurisdiction, Waiver of Immunities. The Company and each Guarantor have appointed CT Corporation System, currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, or proceeding with respect to, arising out of, or relating to, this Security, the Indenture or any Guarantee, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws and have agreed that there shall, at all times, be at least one agent for service of process for the Company and the Guarantors appointed and acting in accordance with the provisions of Section 1.19 of the Indenture relating to agent for service of process. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Guarantor have irrevocably waived such immunity in respect of its obligations under the Indenture, this Security and the Guarantees, to the extent permitted by law.

            17. Registration Rights. Pursuant to the Notes Registration Rights Agreement among the Company and the Holders of the Series A Securities, the Company and any Guarantor will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security together with the Guarantees hereof whether or not endorsed hereon for 13 1/2% Senior Notes due 2005, Series B, of the Company (herein called the "Series B Securities"), which have been registered under the Securities Act, in like princi-pal amount and having identical terms as the Series A Securities, except that such Series B Securities shall not bear the Private Placement Legend and this paragraph relating to registration rights shall not be included therein. The Holders of Series A Securities shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Notes Registration Rights Agreement. Whenever in the Indenture or in this Security there is mentioned, in any context, the payment of amounts based upon the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts and Additional Interest to the extent that, in such context, Additional Amounts and Additional Interest are, were or would be payable in respect thereof. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."

                              ASSIGNMENT FORM


            If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

________________________________________________________________________________

(Insert assignee's social security or tax ID number) ___________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code) and irrevocably appoint:

________________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.

            In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the later of June 6, 1999 or the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the date of issuance appearing on the face of this Security and the last date on which the Company or an affiliate of the Company was the owner of this Security (or any Predecessor Security), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                [Check One]

         [ ] (a) this Security is being transferred in compliance with the exemption from registration under the Secu-
      rities Act provided by Rule 144A thereunder.

                                      or

         [ ] (b) this Security is being transferred other than in accordance with (a) above and documents, including a transferee certificate substantially in the form attached hereto, are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.15 of the Indenture shall have been satisfied.


Date:______________             Your signature:
                                               ---------------------------------
                                               (Sign exactly as your name
                                               appears on the other side of
                                               this Security)


                                               By:
                                                   -----------------------------
                                                   NOTICE:  To be executed by
                                                   an executive officer

Signature Guarantee:
                    -----------------------

            TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________                        _____________________________
                                                 NOTICE: To be executed by an
                                                           executive officer

            [The Transferee Certificates (Exhibits B and C to the
Indenture) will be attached to the Series A Security]

                     OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have the entire principal amount of this Security purchased by the Company pursuant to Section 10.15 or 10.16 of the Indenture, check the Box: [ ]

            If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.15 or 10.16 of the Indenture, state the amount:

                              US$ _________________

Dated: __________________          Your Signature:
                                                    ----------------------------
                                                    (Sign exactly as your name
                                                    appears on the other side
                                                    of this Security)

Signature Guarantee:
                     ------------------------

            (b) The form of the reverse of the Series B Securities shall be substantially as follows:

            1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 13 1/2% Senior Notes due 2005, Series B (herein called the "Series B Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to US$125,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of June 1, 1997, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, du-ties, obligations, covenants and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            All capitalized terms used in this Series B Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            No reference herein to the Indenture and no provision of this Series B Security or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

            The Series B Securities were issued pursuant to an exchange offer pursuant to which 13 1/2% Senior Notes due 2005, Series A of the Company (herein called the "Series A Securities"), in like principal amount and having substantially identical terms as the Series B Securities (except that the Series A Securities were subject to certain restrictions on transfer thereof), were exchanged for the Series B Securities. The Series A Securities and the Series B Securities are together referred to herein as the "Securities."

            2. Guarantees; Collateral. The Indenture provides that each Material Restricted Subsidiary shall become a Guarantor of this Security. The Holder of this Security may obtain the endorsement of any such Guarantee upon this Security by presenting this Security to the Trustee. The Indenture further provides this Security shall have the full benefit of and every right and privilege relating to any such Guarantee notwithstanding that such Guarantee is not endorsed hereon. The Holder of this Security will be entitled to the benefits of the Escrow Agreement between the Company and the Trustee dated as of June 1, 1997, including the security interest in the Collateral granted to the trustee for the benefit of the Holders of Securities pursuant thereto until such Collateral is released pursuant to the terms of the Escrow Agreement.

            3. Redemption.

            (a) Optional Redemption. The Securities are subject to redemption, in whole or in part at any time, on or after June 6, 2001 at the option of the Company, upon not less than 30 nor more than 60 days prior notice in principal amounts of

US$1,000 or any integral multiple of US$1,000, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (together with any Additional Amounts payable hereon) to the redemption date, if redeemed during the 12 month period beginning June 6 of the years indicated below:

            Year                                 Redemption Price
            ----                                 ----------------
            2001                                      106.75%
            2002                                      104.50%
            2003                                      102.25%
            2004 and thereafter                       100.00%

            (b) Optional Redemption upon Significant Equity Offering. On or prior to June 6, 2000, the Company may, at its option, use the net proceeds of one or more Significant Equity Offerings yielding gross cash proceeds of not less than US$35,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof)to redeem up to an aggregate of 35% of the principal amount of the Securities originally issued from Holders on a pro rata basis (or as nearly pro rata as practicable), at a redemption price of 113 1/2% of the principal amount thereof, plus accrued and unpaid interest (together with any Additional Amounts payable hereon), if any, to the date of redemption; provided that not less than US$81,250,000 in aggregate principal amount of Securities would remain outstanding immediately after such redemption. To effect the foregoing redemption, the Company must mail a notice of redemption complying with Section 11.05 of the Indenture not later than 60 days after the consummation of the Significant Equity Offering that resulted in the requisite gross proceeds. As used above, "Significant Equity Offering" means either a public offering of Capital Stock (other than Disqualified Capital Stock) of the Company (or American Depositary Receipts or Global Depositary Receipts representing such Capital Stock) either (x) in the United States pursuant to an offering registered under the Securities Act or (y) in Brazil pursuant to an offering registered with the Comissao de Valores Mobiliarios ("CVM") and listed on the Sao Paulo Stock Exchange or Rio de Janeiro Stock Exchange and/or (z) in the United Kingdom pursuant to an offering that results in such Capital Stock (or Global Depositary Receipts representing such Capital Stock) being listed on the London Stock Exchange or the Luxembourg Stock Exchange.

            (c) Sinking Fund. The Company will not be required to make any mandatory sinking fund payments in respect of the Securities.

            (d) Interest Payments. In the case of any redemption of Series B Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date (together with any Additional Amounts payable thereon) will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            (e) Partial Redemption. In the event of redemption of this Series B Security in part only, a new Series B Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            4. Tax Redemption. The Securities may be redeemed at the option of the Company, in whole but not in part, at any time prior to maturity if (A) there is any change in or amendment to the Treaty to Avoid Double Taxation entered into between the Federative Republic of Brazil and Japan, approved by Legislative Decree No. 43 dated November 23, 1967, and enacted in Brazil by Decree No. 61,899 dated December 14, 1967, as amended by Decree No. 81,194 dated January 9, 1978, which has the effect of increasing the rate of tax applicable under such treaty to a rate exceeding 15.0% of interest payable; or (B) (i) as the result of any change in or amendment to the laws or regulations of the Federative Republic of Brazil or Japan, the Company has or will become obligated to pay, or (ii) any act is taken by a taxing authority of the Federative Republic of Brazil or Japan after the date of issuance of the Securities (whether or not such action is taken with respect to the Company or any Affiliate thereof) that results in a substantial probability that the Company will be required to pay, Additional Amounts (excluding interest and penalties) in excess of the Additional Amounts that the Company would be obligated to pay if Brazilian Taxes (excluding interest and penalties) were payable with respect to such payments of interest at a rate of 15.0% and such obligation cannot be avoided by the Company, taking reasonable measures available to it, upon not more than 60 nor less than 30 days' notice to the holders of such Securities (with copies to the Trustee and each Paying Agent) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date plus any such additional Amounts payable with respect to such redemption price and interest as provided under Section 10.08 of the Indenture. Prior to the giving of notice of redemption of the Securities as described herein and as a condition to any such redemption, the Company will deliver to the Trustee an Officers' Certificate (together with a copy of the written opinion of counsel to the effect that the applicable rate has so increased, or the Company has or will become so obligated, or that an action taken by a taxing authority of Brazil has resulted in a substantial probability that the Company will become so obligated to pay Additional Amounts as a result of such change, amendment, interpretation or action), stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts relating thereto. No notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated or there is a substantial probability that the Company would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due and, at the time such notice of redemption is given, such obligation to pay, or such substantial probability that the Company will be required to pay, such Additional Amounts remains in effect.

            5. Offers to Purchase. Section 10.15 of the Indenture provides that following any Asset Sale, and subject to further limitations contained therein, the Company shall make an offer to purchase Securities in accordance with the procedures set forth in the Indenture. In addition, the Company is required to make an offer to repurchase this Security at a purchase price of 101% of the principal amount hereof upon the occurrence of a Change of Control in the manner set forth in Section 10.16.

            6. Defaults and Remedies. Events of Default under the Indenture include, among others: (a) default in the payment of the principal of, or premium, if any, on the Securities when due; (b) default in the payment of interest on the Securities when it becomes due and payable and the continuance of such default for a period of 30 days or more; provided, however, that a failure to pay interest (but not Additional Amounts or Additional Interest) on the Notes in a timely manner through June 6, 2000 will constitute an immediate Event of Default, with no grace or cure period; (c) default in the performance, or breach, of certain covenants in the Indenture, this Security or any Guarantees, and continuance of such default or breach for a period of 45 days or more after written notice; (d) failure by the Company or any Restricted Subsidiary to perform any provision of one or more classes or issues of other Indebtedness in an aggregate principal amount of US$5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more, and, in the case of any such default other than a failure to pay, following any applicable period of grace, principal on such Indebtedness when due, such failure results in the acceleration of the maturity of such Indebtedness; (e) one or more final and non-appealable judgments, orders or decrees for the payment of money in the amount of US$5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more; (f) seizure, compulsory acquisition, expropriation or nationalization of substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole; (g) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under, or disaffirms its obligations under, any Guarantee or gives notice to that effect (other than by reason of the termination of the Indenture or the release of any Guarantee in accordance with the Indenture); (h) the Company asserts or admits in writing that the Escrow Agreement is unenforceable or is not in full force and effect; and (i) certain events of bankruptcy, dissolution, insolvency, reorganization or administration with respect to the Company or any Material Restricted Subsidiary shall have occurred.

            Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default as specified in clause (i) of the previous paragraph with respect to the Company or (f) of the previous paragraph) occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall, declare all principal or premium, if any, on and any accrued and unpaid interest on all Outstanding Securities (and any Additional Amounts payable in respect thereof) to be immediately due and payable. If an Event of Default specified in clause (h) of the previous paragraph with respect to the Company or clause (f) of the previous paragraph occurs, then the principal amount of, and any accrued and unpaid interest on, all Outstanding Securities (and any Additional Amounts payable in respect thereof) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Except in the case of a default of a specific amount of premium due, the amount of any premium shall be determined by interpolation between (a) the premium payable on the next succeeding date on which either Holders or the Company may optionally redeem Securities or on which the Securities mature, as applicable (a "Payment Date"), and (b) the immediately preceding Payment Date or, if there is no immediately preceding Payment Date, 0%.

            7. Defeasance. The Indenture contains provisions (which provisions apply to this Series A Security) for defeasance at any time of (a) the entire indebtedness of the Company and any Guarantors on this Series A Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

            8. Amendments and Waivers. The Company, the Guarantors, if any, and the Trustee (if a party thereto) may, without the consent of the Holders of any Outstanding Securities, amend, waive or supplement the Indenture, the Securities or the Guarantees for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Securities or the Guarantees may be made by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected. Any such consent or waiver by or on behalf of the Holder of this Series B Security shall be conclusive and binding upon such Holder and upon all future Holders of this Series B Security and of any Series B Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Series B Security.

            9. Denominations, Transfer and Exchange. The Series B Securities are issuable only in registered form without coupons in denominations of US$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series B Securities are exchangeable for a like aggregate principal amount of Series B Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            If this Series B Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series B Security is registrable on the Security Register of the Company, upon surrender of this Series B Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series B Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            If this Series B Security is a Global Security, it is exchangeable for Series B Securities in certificated form if (i) the Depository notifies the Company that it is unwilling or unable to continue as depository or the Depository ceases to be a "clearing agency" registered under the Exchange Act and, in each case, a successor Depository is not appointed by the Company within 90 days of such notice or such cessation, as the case may be, or (ii) there shall have occurred and be continuing an Event of Default with respect to any Securities represented by this Global Security and Holders who hold more than 25% in aggregate principal amount of the Securities at the time outstanding represented by this Global Security advise the Trustee through the Depository in writing that the continuation of book-entry system through the Depository (or a successor thereto) with respect to this Global Security is no longer required and the Security Registrar has received a request from the Depository to issue certificated Securities. In addition, in accordance with the provisions of the Indenture and subject to certain limitations therein set forth, a beneficial owner of a beneficial interest in a Global Security may request a Series B Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Series B Securities in authorized denominations equal in principal amount to such beneficial interest and to have such Series B Securities registered in its name.

            No service charge shall be made for any registration of transfer or exchange or redemption of Series B Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            10. Certain Information Obligations. The Company is required to furnish to the Trustee and to the Holder of this Security certain quarterly, annual and other financial statements and other information as set forth in
Section 10.09 of the Indenture.

            11. Persons Deemed Owners. Prior to and at the time of due presentment of this Series B Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Series B Security is registered as the owner hereof for all purposes, whether or not this Series B Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            12. GOVERNING LAW. THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT THAT MATTERS RELATING TO THE AUTHORIZATION BY THE COMPANY OR ANY GUARANTORS OF THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL OR OTHER JURISDICTION OF ITS ORGANIZATION. THE TRUSTEE, THE COMPANY, ANY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE SECURITIES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SECURITY OR ANY GUARANTEES.

            13. Paying Agents and Registrar. Initially, The Chase Manhattan Bank, a banking corporation (the "Trustee") will act as co-Paying Agent and Registrar. Initially, Chase Trust Company will act as Principal Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar. Upon such change, the Company shall give written notice thereof to the Trustee and the Holders. Neither the Company nor any of its Affiliates may act as Registrar or co-Registrar. The Company may, subject to Section 3.08 and Section 10.03 of the Indenture, act as Paying Agent.

            14. Additional Amounts. The Company will pay to the Holders of Securities such Additional Amounts as may become payable under Section 10.08 of the Indenture.

            15. Conversion of Currency. U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the

Securities, the Guarantees or the Indenture, including damages. The Company and each Guarantor have agreed that the provisions of Section 1.20 of the Indenture shall apply to conversion of currency in the case of the Securities, the Guarantees and the Indenture. Among other things, Section 1.20 specifies that if there is a change in the rate of exchange prevailing between the Business Day before the day on which a judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due. In the event that on any payment date in respect of the Securities or any Guarantee, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Company and each agrees to pay all amounts payable under the Securities and the Guarantees in the currency of the Securities by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Securities, for the purchase of the currency of such Securities. All costs and taxes payable in connection with the procedures referred to in this paragraph shall be borne by the Company and the Guarantors.

            16. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. The Company and each Guarantor have appointed CT Corporation System, currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, or proceeding with respect to, arising out of, or relating to, this Security, the Indenture or any Guarantee, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws and have agreed that there shall, at all times, be at least one agent for service of process for the Company and the Guarantors appointed and acting in accordance with the provisions of Section 1.19 of the Indenture relating to agent for service of process. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Guarantor have irrevocably waived such immunity in respect of its obligations under the Indenture, this Security and the Guarantees, to the extent permitted by law.

                              ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

________________________________________________________________________________

(Insert assignee's social security or tax ID number) ___________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.


Dated: __________________          Your Signature:
                                                    (Sign exactly as your name
                                                    appears on the other side
                                                    of this Security)
                     OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Security purchased by the Company pursuant to Section 10.15 or 10.16 of the Indenture, check the Box: [ ]

            If you wish to have a portion of this Security purchased by the Company, state the amount:

                               $___________________

Dated: __________________          Your Signature:
                                                   ----------------------------
                                                    (Sign exactly as your name
                                                    appears on the other side
                                                    of this Security)

Signature Guarantee:
                     ------------------------

            Section 2.04 Form of Trustee's Certificate of Authentication

            An authorized officer of the Trustee shall authenticate the Securities by executing a certificate of authentication which shall be endorsed upon the Securities in substantially the following form:

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

            This is one of the 13 1/2% Senior Notes due 2005 of Paging Network do Brasil S.A. referred to in the within-mentioned Indenture.

                                     The Chase Manhattan Bank,
                                        as Trustee


                                          By:
                                              ------------------------------
                                              Authorized Officer

            Section 2.05 Form of Legend on Restricted Securities

            During the period beginning on the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of a Series A Security (or any Predecessor Security) and ending on the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) from any such date (or such longer period as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company), any Series A Security issued or owned during the period set forth above, as the case may be, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, such Series A Security, shall be deemed a "Restricted Security" and shall be subject to the restrictions on transfer provided in the legend set forth below;

provided, however, that the term "Restricted Security" shall not include (a) any Series A Security which is issued upon transfer of, or in exchange for, any Security which is not a Restricted Security or (b) any Series A Security as to which such restrictions on transfer have been terminated in accordance with
Section 3.05, (c) any Series B Security issued pursuant to the Registered Exchange Offer, (d) any Series B Security covered by a Shelf Registration Statement (as defined in the Notes Registration Rights Agreement) or (e) any Offshore Global Security or Offshore Physical Security. Any Restricted Security shall bear the legend set forth below:

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 or 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING

      MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            Section 2.06 Form of Legend for Global Securities.

            Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER

      NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                               ARTICLE THREE

                               THE SECURITIES

            Section 3.01 Title and Terms.

            The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to US$125,000,000 in aggregate principal amount of Series A Securities and Series B Securities, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.15, 10.16 or 11.08.

            The Series A Securities shall be known and designated as the "13 1/2% Senior Notes due 2005, Series A" of the Company. The Series B Securities shall be known and designated as the "13 1/2% Senior Notes due 2005, Series B" of the Company. The final Stated Maturity of the Series A Securities and the Series B Securities shall be June 6, 2005, and the Series A Securities and Series B Securities shall each bear interest at the rate of 13 1/2% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on December 6, 1997 and semi-annually thereafter on June 6 and December 6, in each year, until the principal thereof is paid or duly provided for. Subject to Article Thirteen, interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

            Series B Securities may be issued only in exchange for a like principal amount of Series A Securities pursuant to an Exchange Offer.

            Series A Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global security (the "U.S. Global Security") and Series A Securities offered and sold in reliance on Regulation S may be issued initially in the form of a permanent global security (the "Offshore Global Security" and together with the U.S. Global Security, the "Global Securities"), each substantially in the form set forth in Sections 2.02(a) and 2.03(a) hereof, deposited with the Trustee, as custodian of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

            Series A Securities which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Securities in registered form (the "U.S. Physical Securities"). Securities issued pursuant to Section 3.14(b) in exchange for interests in the U.S. Global Security shall be in the form of U.S. Physical Securities. Series A Securities offered in reliance on Regulation S may be issued initially in the form of permanent certificated Securities in registered form and Securities issued in exchange for interests in the Offshore Global Security pursuant to Section 3.14(b) shall be in the form of permanent certificated Securities in registered form (together, the "Offshore Physical Securities" and together with the U.S. Physical Securities, the "Physical Securities").

            Physical Securities shall be in substantially the form set forth in Sections 2.02(a) and 2.03(a) hereof.

            Subject to Section 3.13 hereof, the principal of, premium, if any, and interest on Global Securities shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that at the option of the Company interest may be paid by check mailed to the addresses of the persons entitled thereto as such addresses shall appear on the Security Register.

            The Securities shall be redeemable only as provided in Article
Eleven.

            At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

            Section 3.02 Denominations.

            The Securities shall be issuable only in registered form without coupons and only in denominations of US$1,000 and any integral multiple thereof.

            Section 3.03 Execution, Authentication, Delivery and Dating.

            The Securities shall be manually executed on behalf of the Company by its Chairman of the Board, Vice-Chairman, its President or one of its Vice Presidents.

            Securities bearing the manual signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

            At any time and from time to time upon or after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

            Each Security shall be dated the date of its authentication.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Section
2.04 hereof duly executed by the Trustee by manual signature of an authorized representative, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

            In case the Company, pursuant to Article Eight, shall be consolidated, amalgamated, merged with or into any other person or shall convey, transfer or lease substantially all of its properties and assets to any person, and the successor person resulting from such consolidation, amalgamation or surviving such merger, or into which the Company shall have been merged, or the person which shall have received a conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, amalgamation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor person, be exchanged for other Securities executed in the name of the successor person with such changes in terminology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor person, shall authenticate and deliver replacement Securities as specified in such request for the purpose of such exchange. If such Securities shall at any time be authenticated and delivered in any new name of a successor person pursuant to this Section 3.03 in exchange or substitution for or upon registration of transfer of any Securities, such successor person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

            The Trustee may appoint an authenticating agent to authenticate Securities on behalf of the Trustee if directed to do so by a Company Order. Each reference in this Indenture to authentication by the Trustee includes authentication by each such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

            If any of the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be in minimum denominations of US$1,000 or integral multiples thereof,
(ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions and
(iv) shall bear the legend in substantially the form set forth in Section 2.06.

            If, pursuant to Section 10.18 hereof or otherwise, any Guarantor is at any time subject to any Indenture Obligations, such Guarantor shall, upon request of any Holder, endorse the Guarantee of such Guarantor on the Security of such Holder or any replacement thereof; provided, however, that every Guarantor shall be jointly and severally liable for Indenture Obligations and each Security shall have the full bene-fit of and every right and privilege relating to each Guarantee notwithstanding that such Guarantee is not endorsed thereon.

            Section 3.04 Temporary Securities.

            Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay but in no event later than the date that the Registered Exchange Offer is consummated. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            Section 3.05 Registration, Registration of Transfer and Exchange.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

            Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pur-suant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

            At the option of the Holder, Securities in certificated form may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            If a Series A Security is a U.S. Physical Security, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Security for a book-entry security by instructing the Trustee to arrange for such Series A Security to be represented by a beneficial interest in a Global Security.

            All Securities issued upon any registration of transfer or exchange of Securities including, without limitation, any exchange pursuant to an Exchange Offer shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange and no such transfer or exchange shall constitute a repayment of any obligation nor create any new obligations of the Company.

            Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            Every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Section 2.05, Section 2.02(a) and the restrictions set forth in this Section 3.05, and the Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

            The restrictions imposed by this Section 3.05 and Section 2.05 upon the transferability of any particular Restricted Security shall cease and terminate on (x) the later of June 6, 1999 or two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the Issue Date or the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Security (or any predecessor of such Restricted Security) or (y) (if earlier) if and when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or, unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provision), transferred pursuant to Rule 144 or Rule 904 under the Securities Act (or any successor provision). Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Trustee or any transfer agent in accordance with the provisions of this Section 3.05, be exchanged for a new Security, of like series, tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.05 and shall thereafter be deemed not to be a Restricted Security for any purpose under this Indenture. The Company shall inform the Trustee in writing of the effective date of any registration statement registering any Restricted Securities under the Securities Act.

            No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.03, 3.04, 9.06, 10.15,
10.16 or 11.08 not involving any transfer.

            The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

            Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

            When Securities are presented to the Security Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Security Registrar's request.

            Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities.

            If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, each Guarantor, if any, and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss which any of them may suffer if a Security is replaced, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding and each Guarantor, if any, under this Indenture as of such date shall duly endorse its Guarantee thereon.

            Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and each Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            Section 3.07 Payment of Interest; Interest Rights Preserved.

            Interest, including any additional interest payable pursuant to the Notes Registration Rights Agreement relating to increases in the interest rate on the Securities, on any Security (and any Additional Amounts payable in respect thereof) which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

            Any interest on any Security (and any Additional Amounts payable in respect thereof) which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest (and any Additional Amounts payable in respect thereof) on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company or any Guarantor, at its election in each case, as provided in subsection (a) or (b) below:

            (a) The Company or any Guarantor may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company or a Guarantor shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company or a Guarantor shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this Subsection (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company and, if applicable, such Guarantor in writing of such Special Record Date. In the name and at the expense of the Company or such Guarantor, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

            (b) The Company or a Guarantor may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company or such Guarantor to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            Section 3.08 Paying Agents; Discharge of Payment Obligations;
                         Indemnity of Holders.

            (a) The Company may from time to time appoint one or more Paying Agents and may designate a Paying Agent as Principal Paying Agent under this Indenture and the Securities. By its execution and delivery of this Indenture, the Company hereby initially designates and appoints Chase Trust Company as Principal Paying Agent. Subject to Section 10.03, the Company may act as Paying Agent.

            (b) Unless the Company shall be acting as Paying Agent as provided in Section 10.03, the Company shall, by 10:00 A.M. New York time, no later than one Business Day prior to each interest payment date or principal payment date on any Securities (whether on maturity, redemption or otherwise) (each, a "Payment Date"), deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal, any premium, and interest when so becoming due (including any Additional Amounts). The Company shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date for any such payment an irrevocable confirmation (by tested telex or authenticated SWIFT MT 100 Message) of its intention to make such payment. The Principal Paying Agent shall arrange with all Paying Agents for the payment, from funds furnished by the Company or any Guarantor to the Trustee pursuant to this Indenture, of the principal, and premium, if any, and interest (including Additional Amounts, if any) on the Securities and of the compensation of such Paying Agents for their services as such. All Paying Agents will hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal, or premium, if any, of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 3.08 and the applicable provisions of Section 10.03, the Paying Agents shall have no further liability for the money delivered to the Trustee.

            (c) Any payment to be made in respect of the Securities or Guarantees by the Company or any Guarantor to or to the order of a Paying Agent shall be in satisfaction pro tanto of the obligations of the Company under the Securities. The Company shall indemnify the Holders against any failure on the part of any Paying Agent to pay any sum due in respect of the

Securities and shall pay such sum to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations of the Company under the Securities, shall give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by the Trustee and/or any holder of Securities and shall continue in full force and effect despite any judgment, order, claim, or proof for a liquidated amount in respect of any sum due under the Indenture, the Securities or any judgment or order.

            Section 3.09 Persons Deemed Owners.

            Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Section 3.10 Cancellation.

            All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

            Section 3.11 Computation of Interest.

            Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

            Section 3.12 Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

            Section 3.13 CUSIP Number.

            The Company in issuing the Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. All Series B Securities shall bear identical CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of either series of Securities.

            Section 3.14 Book-Entry Provisions for Global Security.

            (a) Each Global Security initially shall (i) be registered in the name of the Depository for such Global Security or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.06.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

            (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 3.15. Beneficial owners may obtain Physical Securities in exchange for their beneficial interests in a Global Security upon request in accordance with the Depository's and the Security Registrar's procedures (x) in the case of any Offshore Global Security, at any time on or after the 41st day following the Issue Date, and (y) in the case of any U.S. Global Security, at any time. In addition, Physical Securities shall be issued in exchange for a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Global Security or the Depository ceases to be a "clearing agency" registered under the Exchange Act and, in each case, a successor depository is not appointed by the Company within 90 days of such notice or such cessation, as the case may be or (ii) an Event of Default has occurred and is continuing with respect to any Securities represented by a Global Security and Holders who hold more than 25% in aggregate principal amount of the Securities at the time outstanding represented by such Global Security advise the Trustee through the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) with respect to such Global Security is no longer required and the Security Registrar has received a request from the Depository to issue Physical Securities.

            (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

            (d) In connection with any transfer of a portion of the beneficial interest in any U.S. Global Security to beneficial owners pursuant to subsection
(b) of this Section, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (e) In connection with the transfer of an entire Global Security to beneficial owners thereof pursuant to subsection (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

            (f) Any U.S. Physical Security delivered in exchange for an interest in any U.S. Global Security pursuant to subsection (b) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) or paragraph
(e) of Section 3.15, bear the Private Placement Legend.

            (g) The registered holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (h) QIBs that are beneficial owners of interests in a Global Security may receive Physical Securities (which shall bear the Private Placement Legend if required by Section 2.05) in accordance with the procedures of the Depository. In connection with the execution, authentication and delivery of such Physical Securities, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Security equal to the principal amount of such Physical Securities, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount.

            Section 3.15 Special Transfer Provisions for Series A Securities.

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Series A Security to any Institutional
Accredited Investor which is not a QIB (excluding Non-U.S. persons):

             (i) The Security Registrar shall register the transfer of any Series A Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Security or (y) the proposed transferee has delivered to the Security Registrar a certificate substantially in the form of Exhibit B hereto.

            (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security seeking to transfer a U.S. Physical Security to another person, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Certificates of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer to a QIB (x) of a Restricted Security or (y) at any time prior to the 41st day after the Issue Date, of an Offshore Physical Security or an interest in the Offshore Global
Security:

             (i) If the Security to be transferred consists of (x) Physical Securities, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Series A Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provi-sions of Rule 144A to a transferee who has signed the certification provided for on the form of Series A Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Series A Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, and that it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Security, the transfer of such interest is effected through the book-entry system maintained by the Depository in accordance with the Depository's and the Security Registrar's procedures therefor or (z) an interest in the Offshore Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depository's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security held by the Depository in an amount equal to the principal amount of the interest in the Offshore Global Security to be transferred and the Depository and the Security Registrar shall record the date and a corresponding decrease in the principal amount of the Offshore Global Security.

            (ii) If the proposed transferee is an Agent Member, and the Series A Security to be transferred consists of Physical Securities, upon receipt by the Security Registrar of instructions given in accordance with the Depository's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

            (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Series A Security to a Non-U.S. Person:

            (i) The Security Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in any U.S. Global Security only upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor and, except as provided in clause (ii) of this paragraph (d), shall authenticate and deliver an Offshore Certificated Security of like denomination.

            (ii) (x) If the proposed transferor is an Agent Member holding a beneficial interest in any U.S. Global Security, upon receipt by the Registrar of (1) the documents required by clause (i) of this paragraph
      (d) and (2) instructions in accordance with the Depository's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of any U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and
      (y) if the proposed transferee is an Agent Member and there shall at such time be an Offshore Global Security registered in the name of the Depository or its nominee, upon receipt by the Security Registrar of instructions given in accordance with the Depository's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of such Offshore Global Security held by the Depository in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred or decrease the principal amount of the U.S. Global Security, as the case may be.

            (d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required pursuant to Section 2.05 and Section 3.05, or (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (e) General. By its acceptance of any Security, or any beneficial interest in any Global Security, bearing the Private Placement Legend, each Holder of such Security or beneficial interest acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities to an Institutional Accredited Investor, each such Holder or beneficial owner agrees by its acceptance of the Securities to furnish the Security Registrar or the Company such certifications, legal opinions or other information as such Person may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

            The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.13 or this
Section 3.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

            Section 4.01 Company's Option To Effect Defeasance or Covenant
                         Defeasance.

            The Company may, at its option by Board Resolution, at any time terminate certain of the obligations of the Company and any Guarantor with respect to Outstanding Securities and the Guarantees, if any, as set forth in this Article, and elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Securities of any series(the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

            Section 4.02 Legal Defeasance and Discharge.

            Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company and each Guarantor, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section
4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 1.19, 1.20, 3.05, 3.06, 3.07 (first and final paragraphs only), 7.01, 10.02, 10.03 and 10.08 (for the purposes of applying section 10.08, if the Trustee (or any qualifying trustee pursuant to Section 4.04) is required by law or by the administration or interpretation thereof to withhold or deduct any amount for or on account of Taxes from any payment made from the trust fund described in Section 4.04 under or with respect to the Securities, such payment shall be deemed to have been made by the Company and the Company shall be deemed to have been so required to deduct or withhold),
10.11 (but only to the extent such section is applicable to Default of an Indenture Obligation not defeased) and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section
4.03 with respect to the Securities.

            Section 4.03 Covenant Defeasance.

            Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company and each

Guarantor, if any, shall be released from its obligations under any covenant or provision contained in Sections 10.05, 10.06, 10.07, 10.09, 10.10, 10.12, 10.13,
10.14, 10.15, 10.16, 10.17, 10.18, 10.19, 10.20 and 10.21 and the provisions of
Article Eight shall not apply, with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) or, to the extent it relates to such Section or Article,
Section 5.01(d), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

            Section 4.04 Conditions to Legal Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of either
Section 4.02 or Section 4.03 to the Defeased Securities:

            (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) money in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money, in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Securities (including any Additional Amounts payable in respect thereof) on the Stated Maturity of such principal or installment of principal, premium, if any, or interest or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the Redemption Date, as the case may be; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities; and provided, further, that from and after the time of deposit, the money or U.S. Government Obligations deposited shall not be subject to the rights of the holders of other Indebtedness of the Company or any Guarantor;

            (2) No Default shall have occurred and be continuing on the date of such deposit and after giving effect thereto or, in the case of a legal defeasance, insofar as Section 5.01(i), (j) or (k) is concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (3) Neither the Company nor any Guarantor of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

            (4) Such legal defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest in violation of
      Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

            (5) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, or cause or permit acceleration of any Indebtedness under, this Indenture or any other agree-ment or instrument to which the Company or any Guarantor is a party or by which it is bound;

            (6) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such legal defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

            (7) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (8) The Company shall have delivered to the Trustee an Opinion of Counsel in Brazil reasonably acceptable to the Trustee to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Brazilian federal or state income tax or other tax purposes as a result of such legal defeasance or covenant defeasance, as applicable, and will be subject to Brazilian federal and state income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance, as applicable, had not occurred. Notwithstanding anything to the contrary in this Indenture, this condition may not be waived by any Holder or the Trustee;

            (9) The Company shall have delivered to the Trustee, an Opinion of Counsel in Brazil and an Opinion of Counsel in the United States each of which shall be reasonably ac-ceptable to the Trustee to the effect that, (x) the trust funds established pursuant to this Article will not be subject to any rights of any other creditors of the Company, any of its Affiliates or Subsidiaries or of any Guarantor or holders of other Indebtedness of the Company, any of its Affiliates or Subsidiaries or of any Guarantor, and (y) immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable Bankruptcy Law;

            (10) The Company shall have delivered to the Trustee an Officers' Certificate reasonably acceptable to the Trustee stating that the deposit made by the Company pursuant to its election under Section 4.02 or 4.03 was not made by the Company with the intent of preferring the Holders or any Guarantor over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (11) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, the Federative Republic of Brazil and such other jurisdictions as the Trustee may reasonably request, in each case, reasonably acceptable to the Trustee and each stating that all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section
      4.03 (as the case may be) have been complied with as contemplated by this
      Section 4.04.

            Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and acceptable to the Trustee.

            Section 4.05 Deposited Money and U.S. Government Obligations To Be
                         Held in Trust; Other Miscellaneous Provisions.

            Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other person that would qualify to act as successor trustee under Article Six, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

            Section 4.06 Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and of any Guarantor under this Indenture, the Securities and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

            Section 5.01 Events of Default.

            "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of the principal of or premium, if any, on the Securities, when due, at Maturity, upon redemption or otherwise (including pursuant to a Change of Control Offer or an Asset Sale Offer); or

            (b) default in the payment of interest on the Securities, when it becomes due and payable, and continuance of such default for a period of 30 days or more; provided, however, that a failure to pay interest (but not Additional Amounts or Additional Interest) on the Securities in a timely manner through June 6, 2000 will constitute an immediate Event of Default, with no grace or cure period; or

            (c) default in the performance, or breach, of any other term, covenant or agreement contained in (i) Article Eight hereof or (ii) the Securities, any Guarantees or this Indenture (other than a default specified in (a) or (b) or (c)(i) above) and continuance of such default for a period of 45 days or more after written notice specifying such default or breach and requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

            (d) (i) failure to pay, following any applicable grace period, any installment of principal due (whether at maturity or otherwise) under one or more classes or issues of Indebtedness in an aggregate principal amount of US$5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount) or more or (ii) failure by the Company or any Restricted Subsidiary to perform any other term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of US$5,000,000 (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount) or more and, in the case of this clause (ii), such failure results in an acceleration of the maturity thereof; provided, that, in the case of a termination or expiration of an Interest Rate Protection Obligation or Currency Agreement requiring that the monetary liability thereunder be paid, no Event of Default shall occur if such payment is made within 30 days after such payment is due; or

            (e) one or more judgments, orders or decrees for the payment of money shall be entered in an amount or amounts of US$5,000,000 (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount) or more, either individually or in the aggregate against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, shall not be in effect; or

            (f) there shall have occurred any seizure, compulsory acquisition, expropriation or nationalization of substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole; or

            (g) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under, or disaffirms it obligations under, any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with
      Section 13.04 hereof); or

            (h) the Company asserts or admits in writing that the Escrow Agreement is unenforceable or is not in full force and effect; or

            (i) the Company or any Material Restricted Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case or proceeding;

                  (ii) consents to the making of a Bankruptcy Order in an
            involuntary case or proceeding or the commencement of any case against it;

                  (iii) consents to the appointment of, or taking possession by, a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its
            creditors or files a proposal or other scheme or arrangement involving the rescheduling or composition of its indebtedness;

                  (v) files a petition in bankruptcy or an answer or consent seeking reorganization or relief;

                  (vi) admits in writing its inability to pay its debts
            generally as they become due; or

                  (vii) consents to the filing of a petition in bankruptcy; or

            (j) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Material Restricted Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 30 consecutive days; or

            (k) a Custodian shall be appointed out of court (other than under any circumstance described in the preceding paragraphs (h) or (i)) with respect to the Company or any Material Restricted Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Material Restricted Subsidiary, and such appointment shall remain unstayed and in effect for 30 consecutive days.

            Section 5.02 Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default (other than an Event of Default specified in Section 5.01(i), (j) or (k) with respect to the Company or in Section 5.01(f)) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities Outstanding may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall, declare all principal of, premium, if any, on and any accrued and unpaid interest to the date the Securities become due and payable on all outstanding Securities (and any Additional Amounts relating thereto) to be immediately due and payable by a notice in writing to the Company (and to the Trustee, if given by the Holders). Upon any such declaration such principal, premium, if any, and interest and any Additional Amounts with respect thereto, shall become immediately due and payable. If an Event of Default specified in Section 5.01(i), (j) or (k) with respect to the Company or Section 5.01(f) occurs and is continu-ing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities and any Additional Amounts with respect thereto shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Except in the case of a default of a specific amount of premium due, the amount of any premium shall be determined by interpolation between (a) the premium payable on the next succeeding date on which either Holders of Securities or the Company may optionally redeem Securities or on which the Securities mature, as applicable (a "Payment Date"), and (b) the immediately preceding Payment Date or, if there is no immediately preceding Payment Date, 0%.

            At any time after a declaration of acceleration has been made or after any ipso facto acceleration following an Event of Default specified in
Section 5.01(i), (j) or (k) with respect to the Company or in Section 5.01(f) above and, in any such case, before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Trustee, may rescind and annul such declaration of acceleration or such ipso facto acceleration following an Event of Default specified in Section 5.01(i), (j), (k) or (f), as the case may be, and its consequences if:

            (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (i) all amounts due the Trustee under Section 6.07, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel,

                  (ii) all overdue interest on all Securities (including any
            Additional Amounts payable in respect thereof),

                  (iii) the principal of and premium, if any, on any Securities
            (including any Additional Amounts payable in respect thereof) which have become due otherwise than by such declaration of acceleration and interest thereon (including any Additional Amounts payable in respect thereof) at the rate then borne by the Securities, and

                  (iv) to the extent that payment of such interest is lawful, interest (including any Additional Amounts payable in respect thereof) upon overdue interest at the rate then borne by the Securities;

            (b) all Events of Default, other than the non-payment of principal of, premium, if any, and any accrued and unpaid interest on, the Securities which have become due solely as a result of such declaration of acceleration, have been cured or waived as provided in Section 5.13; and

            (c) such recission or annulment of such declaration of acceleration would not conflict with any judgment or decree of any court of competent jurisdiction.

            No such rescission shall affect any subsequent Default or impair any right consequent thereon.

            Section 5.03 Collection of Indebtedness and Suits for Enforcement by
                         Trustee

            The Company and each Guarantor, if any, covenant that if:

            (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days or more, or

            (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof,

the Company and each Guarantor, if any, will, jointly and severally, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company and each Guarantor, if any, fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor or any other obligor upon the Securities, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantees by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, including, without limitation, seeking recourse against any Guarantor or (ii) proceed to protect and enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

            Section 5.04 Trustee May File Proofs of Claims.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities, including each Guarantor, if any, or the property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, but is not obligated under this paragraph

            (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding, is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 5.05 Trustee May Enforce Claims Without Possession of
                         Securities.

            All rights of action and claims under this Indenture, the Securities or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            Section 5.06      Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First: to the Trustee for amounts due under Section 6.07;

            Second: to Holders for interest accrued on the Securities (including Additional Amounts payable in respect thereof), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

            Third: to Holders for principal and premium amounts owing under the Securities (including Additional Amounts payable in respect thereof), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and premium; and

            Fourth: the balance, if any, to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 5.06.

            Section 5.07 Limitation on Suits.

            No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for 45 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 45-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

            Section 5.08 Unconditional Right of Holders To Receive Principal,
                         Premium and Interest.

            Notwithstanding any other provision in this Indenture, the Securities or any Guarantee, the Holder of any Security shall have the right, which is absolute and unconditional, to receive cash payment, in United States dollars, of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Security (including any Additional Amounts payable in respect thereof) on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the respective Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            Section 5.09 Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Security or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each of the Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            Section 5.10 Rights and Remedies Cumulative.

            Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 5.11 Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            Section 5.12 Control by Majority.

            The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

            (a) such direction shall not be in conflict with any rule of law or with this Indenture, any Security or any Guarantee or expose the Trustee to personal liability; and

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            Section 5.13 Waiver of Past Defaults.

            The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

            (a) in the cash payment in U.S. dollars of the principal of, premium, if any, or interest on any Security and any Additional Amount payable in respect thereof, or

            (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            Section 5.14 Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the respective Redemption Dates).

            Section 5.15 Waiver of Stay, Extension or Usury Laws.

            Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the princi-pal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE SIX

                                THE TRUSTEE

            Section 6.01 Certain Duties and Responsibilities.

            (a) Except during the continuance of an Event of Default,

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.01.

            Section 6.02 Notice of Defaults.

            Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security (including any Additional Amounts payable in respect thereof) or a Default arising from the occurrence of a Change of Control, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

            Section 6.03 Certain Rights of Trustee.

            Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of the Company or any Guarantor may be sufficiently evidenced by a Board Resolution thereof;

            (c) the Trustee may consult, at the expense of the Company, with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

            (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

            (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney during the reasonable business hours of the Company; and

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            Section 6.04 Trustee Not Responsible for Recitals, Dispositions of
                         Securities or Application of Proceeds Thereof.

            The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or of any Guarantee. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

            Section 6.05 Trustee and Agents May Hold Securities; Collections;
                         Etc.

            The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Sections 6.08 and 6.13 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

            Section 6.06      Money Held in Trust.

            All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

            Section 6.07 Compensation and Indemnification of Trustee and Its
                         Prior Claim.

            The Company and each Guarantor covenant and agree: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such reasonable expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07. The obligations of the Company and each Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the obligations of the Company and of each Guarantor to the Trustee under this Section 6.07, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company or any Guarantor and held in trust for the benefit of the Holders of particular Securities under this Indenture. All such payments and reimbursements shall be made with interest at the base (Prime) rate charged at the time by the Trustee for loans to commercial customers. The Trustee shall be entitled to file a proof of claim in any bankruptcy proceeding as a secured creditor for its reasonable compensation, fees and expenses under this Section 6.07.

            Section 6.08 Conflicting Interests.

            The Trustee shall be subject to and shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

            Section 6.09 Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and 310(a)(5) and which shall be a United States banking institution with a combined capital and surplus of at least US$300,000,000, and have a Corporate Trust Office in the Borough of Manhattan in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of United States Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            Section 6.10 Resignation and Removal; Appointment of Successor
                         Trustee.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

            (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

            (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Out-standing Securities, delivered to the Trustee and to the Company.

            (d) If at any time:

            (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution of its Board may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of its Board, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Sec-tion 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            Section 6.11 Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

            No successor Trustee with respect to the Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

            Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the successor shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appoint-ment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10(f).

            Section 6.12 Merger, Conversion, Amalgamation, Consolidation or
                         Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article to serve as Trustee hereunder.

            In case at the time such successor to the Trustee under this Section
6.12 shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee under this Section 6.12 may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            Section 6.13 Preferential Collection of Claims Against Company.

            The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of that Act. If the present or any future Trustee shall resign or be removed, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

                               ARTICLE SEVEN

             HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

            Section 7.01 Preservation of Information; Company To Furnish Trustee
                         Names and Addresses of Holders.

            (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders; provided, however, that if and for so long as the Trustee shall be the Security Registrar, the Security Register shall satisfy the requirements relating to such list. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

            (b) The Company will furnish or cause to be furnished to the Trustee

            (i) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

            (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

            Section 7.02 Communications of Holders.

            Holders may communicate with other Holders with respect to their rights under this Indenture or under the Securities pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by
Section 312(c) of the Trust Indenture Act.

            Section 7.03 Reports by Trustee.

            Within 60 days after June 15 of each year commencing with the first June 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such June 15 that complies with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each report shall be filed with the Company, the Commission and with each securities exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

            Section 7.04 Reports by Company.

            The Company shall file with the Trustee, copies of the reports and of the information and documents which the Company is required to provide to any person under Section 10.09 hereof.

                                  ARTICLE EIGHT

                      AMALGAMATION, CONSOLIDATION, MERGER,
                              SALE OF ASSETS, ETC.

            Section 8.01 Company or Guarantor May Consolidate, etc., Only on
                         Certain Terms.

            (a) The Company will not, in a single transaction or through a series of transactions, consolidate, combine or amalgamate with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, or permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, lease, transfer or disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to any person or persons, unless:

             (i) the Company shall be the continuing person or the resulting, surviving or transferee person (in either case, the "surviving entity") shall be a corporation or-ganized and validly existing under the laws of the Federative Republic of Brazil or any State or political subdivision thereof;

            (ii) the surviving entity shall expressly assume all of the obligations of the Company under the Securities and this Indenture, and shall execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form reasonably satisfactory to the Trustee;

           (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company or the surviving entity (assuming such surviving entity's assumption of the Company's obligations under the Securities and this Indenture), as the case may be, would be able to incur US$1.00 of Indebtedness under the proviso of Section 10.12 hereof;

            (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing;

             (v) each Guarantor shall have delivered a written instrument in form satisfactory to the Trustee confirming its Guarantee; and

            (vi) the Company or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such transaction or series of transactions and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture complies with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been satisfied.

            (b) Any Guarantor (other than any Restricted Subsidiary whose Guarantee is being released pursuant to Section 14.04 hereof as a result of such transaction) shall not, and the Company shall not permit any Guarantor to, in a single transaction or through a series of transactions, consolidate, combine or amalgamate with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any other person or persons, or permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the properties and assets of the Guarantor and its Subsidiaries, taken as a whole, to any person or persons, unless at the time and after giving effect thereto:

             (i) such Guarantor shall be the continuing person or the resulting, surviving or transferee person (in either case, the "Surviving Guarantor") shall be a corporation organized and validly existing under the laws of such predecessor Guarantor's organization, or of the Federative Republic of Brazil or any State or political subdivision thereof, or of any State of the United States of America and such Surviving Guarantor shall expressly assume, by a supplemental indenture or Guarantee, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Securities, its Guarantee and this Indenture;

            (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions and assuming such Surviving Guarantor's assumption of the Guarantor's obligations under its Guarantee and this Indenture), the Company could incur US$1.00 of additional Indebtedness under the proviso of Section 10.12 hereof;

           (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing;

            (iv) such Guarantor, unless it is the other party to the transaction or transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to the obligations of the Company under this Indenture and the Securities;

             (v) such Guarantor shall have delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee, to the effect that the transaction will not result in the Guarantor or the Surviving Guarantor being required to make any deduction or withholding on account of Brazilian taxes from any payments made under or with respect to the Securities, which deduction or withholding is greater than any such deduction or withholding which is or would be required had such transaction not occurred (unless the Company's and Guarantors' obligations to pay Additional Amounts pursuant to Section 10.08 would be sufficient to protect all Holders from any liability in respect of such withholding or deduction, in which case, the Company shall deliver to the Trustee an Officer's Certificate to such effect and confirming the Company's obligation to pay such Additional Amounts); and

            (vi) such Guarantor or the Surviving Guarantor, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture or Guarantee is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture or Guarantee complies with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction or series of transactions have been complied with.

            Section 8.02 Successor Substituted.

            Upon any consolidation, combination or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor in accordance with Section 8.01 hereof, the successor person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities and/or the Guarantee of any such Guarantor, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in the Guarantees, as the case may be, provided that, solely for purposes of computing Cumulative Adjusted Available Cash Flow for purposes of clause (a)(iii) of Section 10.13 hereof, the Cumulative Adjusted Available Cash Flow of any persons other than the Company and the Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to a Subsidiary of the Company or such Guarantor, the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities and/or the Guarantee of such Guarantor, as the case may be.

            Section 8.03 Subsidiaries of Surviving Entity; Certain Indebtedness
                         and Liens.

            For all purposes of this Indenture and the Securities (including the provisions of Sections 10.12, 10.13 and 10.17), subsidiaries of any surviving entity or Surviving Guarantor shall, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 10.10 and all Indebtedness, and all Liens on property or assets of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

            Section 9.01 Supplemental Indentures, Agreements and Waivers Without
                         Consent of Holders.

            Without the consent of any Holders, the Company and the Guarantors, if any, when authorized by a Board Resolution of the Board of the Company and each Guarantor, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, or waiver for any of the following purposes:

            (a) to evidence the succession, in compliance with Article Eight hereof, of another person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities and/or in any Guarantee, as the case may be;

            (b) to add to the covenants of the Company, any of its Subsidiaries or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor, as applicable, herein, in the Securities or in any Guarantee, as the case may be;

            (c) to cure any ambiguity, to correct or supplement any provision herein, in the Securities or in any Guarantee which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee; provided, however, that, in each case, such provisions shall not adversely affect the interests of the Holders;

            (d) to comply with the requirements of the Commission in order to
      (i) effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise or (ii) satisfy the requirements of any change to Rule 144A, Regulation D or Regulation S during any period that any Security issued hereunder is required to bear the Private Placement Legend or other similar restrictive legend;

            (e) to add a Guarantor pursuant to the terms of Article Fourteen and
      Section 10.18 hereof;

            (f) to evidence and provide for the acceptance of the appointment of a successor Trustee hereunder; or

            (g) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Indenture Obligations.

            Section 9.02 Supplemental Indentures, Agreements and Waivers with
                         Consent of Holders.

            With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstand-ing Securities, by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company, and each Guarantor (if a party thereto) when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee, or of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may waive compliance by the Company and each Guarantor with any provision of this Indenture or the Securities or any Guarantee. However, no such supplemental indenture, agreement or instrument, including any waiver pursuant to Section 5.13, shall, without the written consent or waiver of the Holder of each Outstanding Security affected thereby:

            (a) extend the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or any Additional Amounts in respect thereof, alter the redemption provisions of the Securities or this Indenture, or change the coin or currency in which any Security or Guarantee or any premium or the accrued interest thereon or any Additional Amounts in respect thereof is payable, or impair the right to institute suit for the enforcement of any payment on or with respect to the Securities, any Guarantee, or any Additional Amount in respect thereof;

            (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) or consent provided for in this Indenture or with respect to any Security or Guarantee;

            (c) modify any of the provisions of this Section 9.02 or Sections 1.04, 5.08, 5.13 and 10.11, except to increase any such percentage, if applicable thereto, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

            (d) following the occurrence of an Asset Sale, alter the Company's obligation with respect to such Asset Sale to purchase Securities in accordance with the provisions of Section 10.15 or waive any default in the performance thereof;

            (e) following the occurrence of a Change of Control, alter the Company's obligation to make a Change of Control Offer and to purchase all Securities validly tendered pursuant thereto in accordance with the provisions of Section 10.16 or waive any default in the performance thereof.

            (f) adversely affect the ranking of the Securities or any Guarantee in a manner adverse to any Holder;

            (g) except as provided in Section 13.04, release any Guarantor from any of its obligations under its Guarantee or this Indenture;

            (h) make any change that would result in the Company or any Guarantor being required to make any withholding or deduction from payments made under or with respect to the Securities (including payments made pursuant to any Guarantee);

            (i) amend or modify the provisions of Section 10.08; or

            (j) permit the creation of any Lien other than the Lien of the Trustee on the Collateral pursuant to the Escrow Agreement.

            Upon the written request of the Company and each Guarantor accompanied by a copy of a Board Resolution of the Board of each of them authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or other agreement, instrument or waiver.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

            Section 9.03 Execution of Supplemental Indentures, Agreements and
                         Waivers.

            In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Securities entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver
(a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Securities, any Guarantee or otherwise.

            Section 9.04 Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article Nine, this Indenture, the Securities, if applicable, and/or the applicable Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture, the Securities, if applicable, and/or the applicable Guarantee, as the case may be, for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            Section 9.05 Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

            Section 9.06 Reference in Securities to Supplemental Indentures.

            Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so deter-mine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of the Company, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

            Section 9.07 Record Date.

            The Company may, but shall not be obligated to, fix, with the approval of the Trustee, a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            Section 9.08 Revocation and Effect of Consents.

            Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if a notation of the consent is not made on any Security. However, any such Holder, or subsequent Holder, may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                ARTICLE TEN

                                 COVENANTS

            Section 10.01 Payment of Principal, Premium and Interest.

            The Company shall pay the principal of, premium, if any, and interest on the Securities, and any Additional Amounts payable in respect thereof, in accordance with the terms of the Securities and this Indenture.

            Section 10.02 Maintenance of Office or Agency.

            The Company shall maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee at its Corporate Trust Office shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            Section 10.03 Money for Security Payments To Be Held in Trust

            If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due (and any Additional Amounts related thereto) until such sums shall be paid to such persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

            If the Company is not acting as Paying Agent, the Company shall, on or before each due date of the principal of, premium, if any, or interest on, any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due (and any Additional Amounts related thereto) in the manner set forth in Section 3.08, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

            If the Company is not acting as Paying Agent, the Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent shall:

            (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities (and any Additional Amounts related thereto) in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

            (b) give the Trustee notice of any Default by the Company or any Guarantors (or any other obligor upon the Securities) in the making of any payment of principal of, premium, if any, or interest on the Securities (or any Additional Amounts related thereto);

            (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

            (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any

Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security (or any Additional Amounts related thereto) and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

            Section 10.04 Corporate Existence.

            Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

            Section 10.05 Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Restricted Subsidi-aries or (ii) upon the income, profits or property of the Company or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim which (i) is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and (ii) if unpaid, would not materially adversely affect the business, properties or financial condition of the Company and Restricted Subsidiaries, taken as a whole.

            Section 10.06 Maintenance of Properties.

            The Company shall cause all properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof except where the failure to do so would not materially adversely affect the business, properties or financial condition of the Company and the Restricted Subsidiaries, taken as a whole. Section 10.06 shall not prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

            Section 10.07 Insurance.

            The Company shall at all times keep its material properties and the Restricted Subsidiaries' material properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated).

            Section 10.08 Payment of Additional Amounts.

            (a) All payments made by the Company or any Guarantor under or with respect to the Securities or any Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority of the Federative Republic of Brazil or of Japan, unless the Company or such Guarantor, as the case may be, is required to withhold or deduct any amount for or on account of Taxes by law or by the interpretation or administration thereof. If the Company or any Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority of the Federative Republic of Brazil or of Japan from any payment made under or with respect to the Securities or any Guarantee of such Guarantor, the Company or such Guarantor, as the case may be, shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Securities (including Additional Amounts) after such withholding or deduction shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted. No such Additional Amounts shall be payable with respect to a payment made to a Holder of Securities (an "Excluded Holder") with respect to any Tax which would not have been imposed, payable or due: (i) but for the fact that the Holder (or where the Holder is an estate, nominee, trust, partnership or corporation, any fiduciary, settlor, beneficiary, member or shareholder) is a domiciliary, national or resident of, or engaging in business, maintaining a permanent establishment or physically present in, Brazil or Japan; (ii) but for the failure to comply with a request by the Company or any Guarantor to satisfy any certification, identification or other reporting requirements, whether imposed by statute, treaty, regulation or administrative practices, concerning nationality, residence or connection with Brazil or Japan; or (iii) if, where presentation is required, the presentation for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later. The obligation to pay Taxes shall not apply to (a) any estate, inheritance, gift, sales, transfer, personal property or any similar Tax or (b) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Securities. The Company or the Guarantor, as applicable, shall (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority (the "Taxing Authority") in accordance with applicable law. The Company or the Guarantor, as applicable, shall obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes and shall provide such certified copy to the Principal Paying Agent for prompt forwarding to the holder. The Company or the Guarantor, as applicable, shall attach to each certified copy a certificate stating (x) that the amount of withholding tax evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Securities then outstanding and (y) the amount of such withholding tax paid per US$1,000 of principal amount of the Securities. If the Company or any Guarantor conducts business in any jurisdiction (the "Taxing Jurisdiction") other than the Federative Republic of Brazil or Japan in a manner which causes Holders to be liable for taxes on payments under the Securities or any Guarantee, as the case may be, for which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such Holders as if references in such provision to "Taxes" included taxes imposed by way of deduction or withholding by such Taxing Jurisdiction.

            (b) The Company or such Guarantor, as the case may be, shall indemnify and hold harmless each Holder of Securities (other than an Excluded Holder) and upon written request of each Holder of Securities (other than an Excluded Holder), reimburse each such Holder, for the amount of (i) any such Taxes so levied or imposed on and paid by such Holder as a result of payments made under or with respect to the Securities, (ii) any liability (including penalties, interest and expenses) arising under or with respect to the foregoing clause (i), and (iii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clauses (i) or (ii), so that the net amount received by such Holder after such reimbursement shall not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed or levied, but excluding any Taxes on such Holder's net income.

            (c) At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable (unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Company or any Guarantor shall be obligated to pay Additional Amounts with respect to such payment, the Company or such Guarantor shall deliver to the Trustee and each Paying Agent an Officers' Certificate stating the fact that such Additional Amounts shall be payable and shall specify by country the amounts to be payable and shall set forth such other information necessary to enable the Trustee and each Paying Agent to pay such Additional Amounts to Holders on the payment date. Each Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters. The Company and any such Guarantor shall indemnify the Trustee and any Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section. Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 10.08, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 10.08 and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

            (d) The obligations of the Company and the Guarantors under this
Section 10.08 shall survive the termination of this Indenture and the payment of all other amounts under or with respect to the Securities.

            Section 10.09 Provision of Financial Statements and Other
                          Information.

            (a) Whether or not the Company has a class of securities registered under the Exchange Act, the Company shall furnish without cost to each Holder of Securities and file with the Commission (whether or not the Company is a public reporting company at the time), the Trustee and the Initial Purchasers: (i) within 120 days after the end of each fiscal year of the Company, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form); (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in any successor form); and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or required in any successor form). Each of the reports shall be prepared in accordance with U.S. GAAP consistently applied and shall be prepared in accordance with the applicable rules and regulations of the Commission. Prior to the effectiveness of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or the filing of any Shelf Reg-istration Statement with the Commission, the Company shall file with the Trustee and provide the Initial Purchasers all of the information that would have been required to have been filed with the Commission pursuant to clauses (i), (ii) and (iii) of this Section 10.09(b). Each report pursuant to this Section 10.09(b) shall be prepared in accordance with U.S. GAAP consistently applied and shall be prepared in accordance with the applicable rules and regulations of the Commission.

            (b) At its own expense, the Company shall supply without cost to each Holder of the Securities and file with the Trustee within fifteen days after the Company is required to file the same with the Commission, copies of any other annual or quarterly reports or other information, documents or reports which the Company may be required to file with the Commission pursuant to
Section 13(a), 13(c) or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

            (c) At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, upon the request of a Holder of a Series A Security, the Company shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

            Section 10.10 Limitation on Designations of Unrestricted
                          Subsidiaries.

            (a) The Company may designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

             (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

            (ii) the Company would be permitted under this Indenture to make an Investment under all applicable provisions of Section 10.13 at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary on such date.

            In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
10.13 hereof for all purposes of this Indenture in the Designation Amount and upon such Designation, the Subsidiary that is the subject of such Designation shall be deemed to be released from its Guarantee, if any. Further, the Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) guarantee any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company or any Restricted Subsidiary may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a non-recourse basis such that the pledgee has no claim whatsoever against the pledgor other than to obtain such pledged property or (y) become or be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under Section 10.13 hereof.

            (b) In addition, the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

            (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

            (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

            (iii) such Subsidiary issues a Guarantee to the extent required under Section 10.18.

            All Designations and Revocations shall be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

            Section 10.11 Statement by Officers as to Default.

            (a) The Company shall deliver to the Trustee, within 90 days after the end of each Fiscal Year of the Company ending after the date hereof, an Officers' Certificate of the Company signed by the chairman or a chief executive officer of the Company, and by the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding Fiscal Year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto).

            (b) When any Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Securities) in an aggregate principal amount of less than US$5,000,000 (or, if non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof)), the Company shall promptly notify the Trustee of such Default, notice or action and shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within ten Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

            Section 10.12 Limitation on Additional Indebtedness and Preferred
                          Stock of Restricted Subsidiaries.

            The Company (i) shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively, to "incur"), any In-debtedness (including any Acquired Indebtedness) and (ii) shall not permit any Restricted Subsidiary that is not a Guarantor to issue any Preferred Stock, in each case, except for Permitted Indebtedness; provided that (a) the Company and any Guarantor shall be permitted to incur Indebtedness (including Acquired Indebtedness) and (b) any Restricted Subsidiary that is not a Guarantor shall be permitted to issue Preferred Stock, if, in each case, after giving pro forma effect to such incurrence or issuance and any concurrent financing (including the application of the net proceeds therefrom), the ratio of (x) Total Consolidated Indebtedness and Subsidiary Preferred Stock to (y) Annualized Pro Forma Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such incurrence or issuance would be either (1) less than or equal to
5.75 to 1.00 if such incurrence or issuance is on or prior to December 31, 2000 or (2) less than or equal to 5.00 to 1.00 if such incurrence or issuance is on or after January 1, 2001.

            Section 10.13 Limitation on Restricted Payments.

            (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to make, directly or indirectly, any Restricted Payment unless:

            (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

            (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur US$1.00 of Indebtedness under the proviso of Section 10.12 hereof; and

            (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date (including any Designation Amount) does not exceed an amount equal to the sum of (a) the difference between (x) the Cumulative Adjusted Available Cash Flow determined at the time of such Restricted Payment and (y) 150% of the cumulative Consolidated Interest Expense of the Company determined for the period commencing on the Issue Date and ending on the last day of the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment plus (b) the aggregate net cash proceeds received by the

      Company (x) as capital contributions to the Company after the Issue Date or (y) from the issue or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date (including, without duplication, upon the exercise of options, warrants or rights) plus (c) the aggregate net proceeds received by the Company from the issuance (other than to a Restricted Subsidiary) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of the Company or a Restricted Subsidiary plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (other than an Investment made pursuant to clause (v) of Section 10.13(b)) made after the Issue Date an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment plus (e) in the case of the Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary, an amount equal to the consolidated net Investment (exclusive of the net amount of any Investment made in such Subsidiary while it was an Unrestricted Subsidiary) in such Subsidiary on the date of Revocation but not in an amount exceeding the sum of (1) the Designation Amount with respect to such Subsidiary and (2) the net amount of any Investment made in such Subsidiary while it was an Unrestricted Subsidiary, minus (f) 50% of the aggregate outstanding principal amount of Indebtedness incurred pursuant to clause (e) of the definition of "Permitted Indebtedness." For purposes of the preceding clauses (b)(y) and
      (c) and without duplication, the value of the aggregate net cash proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights shall be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

            (b) The provisions of this Section 10.13 shall not prohibit (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;
(ii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, shares of Capital Stock of the Company (other than Disqualified Stock); provided that any such net cash proceeds pursuant to the immediately preceding clause (B) are excluded from clause (iii)(b) of Section 10.13(a); (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of (A) Preferred Stock of any Restricted Subsidiary that is not a Guarantor made by exchange for or conversion into, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Capital Stock (other than Disqualified Stock) of the Company or (y) other Preferred Stock of such Restricted Subsidiary having an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Preferred Stock being purchased, redeemed, retired, defeased or otherwise acquired or (B) Subordinated Indebtedness made by exchange for or conversion into, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Capital Stock (other than Disqualified Stock) of the Company or (y) other Subordinated Indebtedness having an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired; provided that any such net cash proceeds pursuant to the immediately preceding clause (iii) (A) or (iii)(B) are excluded from clause (iii) (b) of Section 10.13(a); (iv) from and after the date that any Shareholder Commitments shall cease to be effective under applicable law, so long as no Default shall have occurred and be continuing, dividends in respect of Capital Stock of the Company, after taking account of all preceding and contemporaneous dividends and distributions in respect of Capital Stock of the Company, in an amount not exceeding the amount mandated by applicable law;
(v) so long as no Default shall have occurred and be continuing, any Investment constituting a Restricted Payment by the Company or any Restricted Subsidiary in any person (including any Unrestricted Subsidiary) in an amount not to exceed US$10,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) in the aggregate at any time outstanding; (vi) so long as no Default shall have occurred and be continuing and prior to a Liquida-tion Event (as defined in the LLC Agreement) with respect to Holding LLC, dividends to Holding LLC in an amount not exceeding the amount necessary for Members of Holding LLC to pay Taxes attributable solely to their interest in Holding LLC; (vii) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company from an employee or former employee of the Company or any of its Subsidiaries in connection with such employee's death, disability or termination of employment; provided that the amount expended by the Company or any of its Restricted Subsidiaries in connection with such redemption, repurchase, retirement or other acquisition does not exceed US$500,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) per year; provided, further, that any portion of such permitted amount which is not expended in one year may be carried forward for up to two consecutive years; or (viii) so long as no Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment out of the proceeds of a concurrent capital contribution in respect of existing Capital Stock (other than Disqualified Capital Stock) of the Company or from the issue or sale (other than Disqualified Capital Stock) of the Company or from the issue or sale (other than to a Subsidiary) of Capital Stock (other than Disqualified Capital Stock) of the Company; provided that any such net cash proceeds are excluded from clause (iii)(b) of Section 10.13(a). Restricted Payments of the type set forth in the preceding clauses (iv), (v),
(vi) and (vii) shall be included in making the determination of available amounts under clause (iii) of Section 10.13(a).

            Section 10.14 Limitation on Transactions with Affiliates.

            The Company shall not, and shall not permit, cause, or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction or series of related transactions with or for the benefit of any of their respective Affiliates or any beneficial holder of ten percent or more of any class of Capital Stock of the Company or any officer or director of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), except on terms that are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other property having a Fair Market Value in excess of US$2,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount) shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution (delivered to the Trustee) stating that the Board of Directors of the Company (including a majority of the Disinterested Directors) has determined that such transaction complies with the foregoing provisions. In addition to the foregoing, with respect to any Affiliate Transaction involving aggregate consideration in excess of US$5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent of such amount) or more, the Company must obtain a written opinion (delivered to the Trustee) from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view.

            Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, the Company and/or any of the Restricted Subsidiaries; provided in any such case, no officer, director or beneficial holder of 10% or more of any class of Capital Stock of the Company shall beneficially own any Capital Stock of any such Restricted Subsidiary, (ii) transactions between the Company and any Restricted Subsidiary that are solely for the benefit of the Company or a Guarantor, (iii) transactions between or among Unrestricted Subsidiaries, (iv) any dividend permitted by Section 10.13, (v) directors' fees, indemnification and similar arrangements, officers' indemnification, employee stock option or employee benefit plans, employee salaries and bonuses or legal fees paid or created in the ordinary course of business, (vi) payments made to a License Vehicle in reimbursement of expenses to the extent incurred to maintain the effectiveness of any paging licenses used by the Company or any Restricted Subsidiary and
(vii) payments pursuant to each of the following arrangements as in effect on the Issue Date: (A) the Technical Services Agreement, (B) the Subscription Agreement, (C) the Paging License Operating Agreements and (D) the Paging License Transfer Agreements.

            Section 10.15 Disposition of Proceeds of Asset Sales.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of cash or Cash Equivalents (provided that the following shall be deemed cash for purposes of this provision and be treated as Net Cash Proceeds, subject to application as hereinafter provided: the amount of (x) any liabilities (as shown on the balance sheet or in the notes thereto of the Company or such Restricted Subsidiary) of the Company or such Restricted Subsidiary that are assumed (and from which the Company or such Restricted Subsidiary is unconditionally released) in connection with such Asset Sale by the transferee or purchaser of such assets or on behalf of such transferee or purchaser by a third party and (y) any notes or other assets received by the Company or such Restricted Subsidiary from such transferee or purchaser that are immediately sold or transferred (on a non-recourse basis) for cash or Cash Equivalents). To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, any Specified Indebtedness or are required but are not so applied, the Company or such Restricted Subsidiary, as the case may be, may apply such Net Cash Proceeds within 365 days thereof, to an investment in properties and assets that shall be used in a Permitted Business (or in Capital Stock of any person that shall become a Restricted Subsidiary as a result of such investment if such person principally owns properties and assets that shall be used in a Permitted Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Pending the final application of any such Net Cash Proceeds in accordance with the second sentence of this paragraph or to an Asset Sale Offer, the Company or such Restricted Subsidiary may invest such Net Cash Proceeds in any manner not prohibited by this Indenture and may temporarily repay Specified Indebtedness. The Pro Rata Share of Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Specified Indebtedness nor invested in Replacement Assets within such 365-day period shall constitute "Excess Proceeds" subject to disposition as provided in Section 10.15(b).

            (b) Within 30 days after the aggregate amount of Excess Proceeds equals or exceeds US$10,000,000 (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent of such amount), the Company shall make an offer to purchase (an "Asset Sale Offer"), from all Holders of the Securities, Securities having an aggregate purchase price equal to such Excess Proceeds at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (including any Additional Amounts payable in respect thereof). Each Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. To the extent that the aggregate purchase price for Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds available for such offer, the Company and the Restricted Subsidiaries may use such deficiency for general corporate purposes. If the aggregate purchase price for the Securities validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds available for such offer, Securities to be purchased shall be selected on a pro rata basis or as nearly pro rata as practicable. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

            (c) The Company shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, the requirements of
Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any other applicable United States or foreign securities laws or regulations, including applicable laws of the Federative Republic of Brazil or any State thereof, and any applicable requirements of any securities exchange on which the Notes are listed, in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 10.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.15 by virtue thereof.

            Section 10.16 Change of Control Offer.

            In the event of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the Holders of Securities in writing of such occurrence and will make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Securities then Outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (including any Additional Amounts payable in respect thereof) (the "Change of Control Purchase Price"). Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed shall constitute an Event of Default under Section 5.01(c).

            Notice of a Change of Control Offer shall be mailed by the Company not later than 10 days after the Change of Control Date to the Trustee, who, not less than 25 days nor more than 45 days before the Change of Control Payment Date, shall mail such notice to each of the Holders of Securities at their last registered address with a copy to the Paying Agent. The

Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

            (a) that the Change of Control Offer is being made pursuant to this
      Section 10.16 and that all Securities tendered into the Change of Control Offer will be accepted for payment;

            (b) the purchase price (including the amount of accrued interest, if any) for each Security, the Change of Control Payment Date, the last date on which the Change of Control Notice (as defined below) must be given to a Paying Agent, the date on which the Change of Control Offer expires and the names and addresses of any Paying Agent;

            (c) that any Security not tendered for payment will continue to accrue interest in accordance with its terms;

            (d) that, unless the Company shall default in the payment of the Change of Control Purchase Price, any Security accepted for purchase pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to a Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete a notice of such election in the form of Exhibit D hereto or such other form proposed by the Company and acceptable to the Trustee and the Paying Agent (the "Change of Control Purchase Notice");

            (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Payment Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

            (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

            (h) the instructions that Holders must follow in order to tender their Securities and the procedures for withdrawing a Change in Control Purchase Notice; and

            (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act and/or such other information or reports prepared pursuant to Section 10.09, a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer, including, but not limited to, the events causing such Change of Control and the date such Change of Control is deemed to have occurred.

            On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money in United States dollars, in immediately available funds, sufficient to pay the Change of Control Purchase Price of all Securities or portions thereof so tendered and accepted (including any Additional Amounts payable in respect thereof) and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to such Change of Control Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of each Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date. Notwithstanding the foregoing provisions of this

Section 10.16, the Company shall not be required to make a Change of Control Offer in order to satisfy the requirements of this Section 10.16 if a third party makes the Change of Control Offer in the manner, at the times and otherwise in full compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn pursuant to such Change of Control Offer; provided, however, that any such third party shall be subject to Section 10.08 in respect of any amounts paid by such third party hereunder (for this purpose, Section 10.08 is modified by replacing "Company" with the name of the third party) and this covenant shall be deemed satisfied only if such third party complies with
Section 10.08 (as modified) or if the Company satisfies such third party's obligations under such Section.

            The Company shall comply, to the extent applicable, with the requirements of all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) of and Rule 14e-1 under the Exchange Act, and the Company or any third party making a Change of Control Offer shall comply with any other applicable United States or foreign securities laws or regulations, including applicable laws or regulations of the Federative Republic of Brazil or any State thereof, and any applicable requirements of any securities exchange on which the Securities are listed, in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.16 by virtue thereof.

            Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent, at the office of the Paying Agent or an office or agency referred to in Section 10.02, the Change in Control Purchase Notice contemplated by this Section 10.16 shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to an office or agency referred to in Section 10.02.

            For purposes of this Section 10.16, the Trustee shall act as Paying Agent unless the Company shall designate one or more other Paying Agents. Notwithstanding Section 3.08 and Section 10.03, the Company may not act as Paying Agent under this Section 10.16.

            Section 10.17 Limitation on Liens Securing Certain Indebtedness.

            The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, which secure either (x) Subordinated Debt Securities unless the Securities and the Guarantees, as applicable, are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Debt Securities or (y) Pari Passu Debt Securities unless the Securities and the Guarantees, as applicable, are equally and ratably secured with the Liens securing such Pari Passu Debt Securities. The Company shall not create, incur or suffer to exist any Lien of any kind (other than the Lien of the Trustee pursuant to the Escrow Agreement) against or upon the Collateral and will not terminate the Lien of the Trustee pursuant to the Escrow Agreement on the Collateral.

            Section 10.18 Issuance of Guarantees by Material Restricted
                          Subsidiaries; Release of Guarantees.

            Each Material Restricted Subsidiary shall be a guarantor of the Securities (each, a "Guarantor" and, collectively the "Guarantors"). Each Guarantor shall fully and unconditionally guarantee (collectively, the "Guarantees"), jointly and severally, on a senior unsecured basis to each holder of a Security the due and punctual payment of the principal of, premium, if any, and interest on, and all other amounts owing in respect of such Security (and any Additional Amounts payable in respect thereof) and under this Indenture. Each Guarantor shall deliver a written instrument in the form attached to this Indenture evidencing its Guarantee and shall, upon request by the Trustee or any Holder promptly endorse its Guarantee on any Security for which such request is made; provided, however, that every Holder shall have the full benefit of and every right and privilege relating to each Guarantee whether or not such Guarantee shall have been endorsed upon any Security.

            Pursuant to each Guarantee, if the Company defaults in payment of any amount owing in respect of any Security, the Guarantor will be obligated to duly and punctually pay the same. Each Guarantor covenants and agrees that its obligations under its Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            If no Default exists or would exist under this Indenture, concurrently with any sale or disposition (by merger or otherwise) of any Guarantor (other than a transaction subject to the provisions described under Section 8.01) by the Company or a Restricted Subsidiary to any person that is not an Affiliate of the Company or any of the Restricted Subsidiaries which is in compliance with the terms of this Indenture, such Guarantor will automatically and unconditionally be released from all obligations under its Guarantee.

            Section 10.19 Business of the Company; Restriction on Transfers of
                          Existing Business.

            The Company shall not, and shall not permit any of the Restricted Subsidiaries to, be principally engaged in any business or activity other than a Permitted Business.

            Section 10.20 Limitation on Dividends and Other Payment Restrictions
                          Affecting Restricted Subsidiaries.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or a Restricted Subsidiary, (c) make any Investment in the Company or any Restricted Subsidiary or (d) transfer any of its property or assets to the Company or to any Restricted Subsidiary, except for (i) any such customary encumbrance or restriction contained in a security document creating a Lien permitted under this Indenture to the extent such encumbrance or restriction applies to action following a default in respect of the applicable secured obligation, (ii) any such encumbrance or restriction pursuant to any agreement existing on the Issue Date, (iii) any such encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date which encumbrance or restriction is in existence at the time such person becomes a Restricted Subsidiary but not created in contemplation thereof, (iv) any such encumbrance or restriction existing under any agreement that refinances, re-places or amends an agreement containing a restriction permitted by clause (iii) above, provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of Securities than those under or pursuant to the agreement being replaced or amended or the agreement evidencing the indebtedness refinanced, (v) any such encumbrance or restriction imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary and (vi) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices.

            Section 10.21 Shareholder Commitments.

            The Company shall maintain enforceable written commitments (the "Shareholder Commitments") from each shareholder of the Company (at a duly convened meeting of its shareholders, if required) agreeing that such shareholder shall not exercise its voting rights to receive mandatory statutory dividends (without limiting such shareholder's right otherwise to receive dividends pursuant to and in compliance with Section 10.13); provided that a Shareholder Commitment shall cease to be effective on the first to occur of (w) the date that shares of Capital Stock of the Company are issued and listed on a Brazilian securities exchange in connection with a bona fide public offering of such shares or the date that any shares of the Capital Stock of the Company are otherwise effectively listed and traded on a Brazilian securities exchange, (x) the date that none of the Securities remain outstanding, (y) June 6, 2002 or (z) the date that such commitment is no longer effective, enforceable or legal under applicable Brazilian laws and regulations (including without limitation any construction or interpretation thereof by the CVM, any court or any other governmental authority). The Company shall obtain Shareholder Commitments in connection with any future issuances of Capital Stock to the extent the Shareholder Commitment would then be effective, enforceable and legal under the terms of the foregoing proviso.

            Section 10.22 Limitation on Status as Investment Company.

            The Company shall not, and shall not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the

"Investment Company Act")), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this Section 10.22, any exemption which is or would become available under
Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act shall be disregarded.

                               ARTICLE ELEVEN

                          REDEMPTION OF SECURITIES

            Section 11.01 Redemption Generally.

            The Securities may be redeemed (i) in whole or in part, at any time on or after June 6, 2001, at the option of the Company, subject to the conditions and at the redemption prices specified in the forms of Security, together with accrued but unpaid interest to the redemption date or (ii) on or prior to June 6, 2000, at the option of the Company, subject to the conditions and at the redemption price specified in the form of Security, with the proceeds of one or more Significant Equity Offerings or (iii) in whole, but not in part, at the option of the Company, at any time, if pursuant to the tax redemption provisions of the Securities, at the price specified in the forms of Security.

            Section 11.02 Applicability of Article.

            Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture or the Securities, shall be made in accordance with such provision and this Article.

            Section 11.03 Election To Redeem; Notice to Trustee.

            The election of the Company to redeem any Securities pursuant to
Section 11.01 shall be evidenced by a Board Resolution and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company in such Board Resolution and Officers' Certificate (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

            Section 11.04 Selection by Trustee of Securities To Be Redeemed.

            If less than all the Securities are to be redeemed pursuant to
Section 11.01, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days and not less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption by lot, pro rata or by such other method as the Trustee in its sole discretion deems fair and appropriate and in such manner as complies with the requirements of the principal securities exchange, if any, on which the Securities being redeemed are listed and the Depository; provided that any redemption pursuant to the provisions of the Securities relating to a Significant Equity Offering shall be made on a pro rata basis or as nearly pro rata basis as practicable (subject to the procedures of the Depository). In any such proration, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of each Security so prorated shall be equal to an authorized denomination, by increasing or decreasing or eliminating the amount which would be allocable to any Security on the basis of exact proportion by an amount not exceeding US$5,000. The Trustee shall make the selection from the Securities Outstanding and not previously called for redemption. The Trustee shall promptly notify the Company and the Security Registrar in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than US$1,000 principal amount.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

            Section 11.05 Notice of Redemption.

            (a) In the case of any redemption pursuant to Section 11.01, notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security Register.

            All notices of redemption pursuant to Section 11.01 shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price;

            (iii) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

            (iv) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof shall be issued;

            (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (vi) that on the Redemption Date the Redemption Price shall become due and payable upon each such Security or portion thereof, together with accrued and unpaid interest to the Redemption Date (and any Additional Amounts related thereto), and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

            (vii) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

            (viii) the CUSIP number, if any, relating to such Securities; and

            (ix) the paragraph of the Securities pursuant to which the Securities are being redeemed.

            (b) Notice of redemption pursuant to Section 11.05(a) shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

            (c) The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

            Section 11.06 Deposit of Redemption Price.

            One day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date (together with any Additional Amounts).

            Section 11.07 Securities Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date, shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.07.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date, at the rate then borne by such Security.

            Section 11.08 Securities Redeemed or Purchased in Part.

            Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Security Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal of the Security so surrendered that is not redeemed or purchased.

                               ARTICLE TWELVE

                          COLLATERAL AND SECURITY

            Section 12.01 Escrow Agreement.

            (a) The due and punctual payment of the interest on the Securities when and as the same shall be due and payable on each Interest Payment Date, at maturity or by acceleration, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders of Securities or the Trustee under this Indenture and the Escrow Agreement with respect to the Securities and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Escrow Agreement which the Company, the Escrow Agent and the Trustee have entered into simultaneously with the execution of this Indenture. Upon the acceleration of the maturity of the Securities, the Escrow Agreement will provide for the foreclosure by the Trustee of the net proceeds of the Escrow Account. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Escrow Agent and the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the Escrow Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Escrow Agreement or in any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Securities, according to the intent and purposes expressed in the Escrow Agree-ment. The Company shall take any and all actions reasonably required to cause the Escrow Agreement to create and maintain (to the extent possible under applicable Law) as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Trustee, predecessor trustees, and the Holders of Securities, superior to and prior to the rights of all third Persons and subject to no other Liens. The Trustee shall have no responsibility for perfecting or maintaining the perfection of the Trustee's security interest in the Collateral or for filing any instrument, document or notice in any public office at any time or times.

            (b) The Escrow Agreement shall further provide that in the event a portion of the Securities has been retired by the Company, depending upon the amount available in the Escrow Account, funds representing the interest payments which have not previously been made on such retired Securities shall, upon the written request of the Company to the Escrow Agent and the Trustee, be paid to the Company upon compliance with the release of collateral provisions of the TIA and upon the receipt of a notice relating thereto from the Trustee.

            Section 12.02 Recording and Opinions.

            (a) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Escrow Agreement and reciting with respect to the security interests in the Collateral the details of such action, or (ii) stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

            (b) The Company shall furnish to the Escrow Agent and the Trustee on June 1, and on each June 1 thereafter until the date upon which the balance of Available Funds (as defined in the Escrow Agreement) shall have been reduced to zero, an Opinion of Counsel, dated as of such date, either (i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as is necessary to maintain the Lien of the Escrow Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Securities and the Trustee hereunder and under the Escrow Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

            Section 12.03 Release of Collateral.

            (a) Subject to subsections (b), (c) and (d) of this Section 12.03, Collateral may be released from the Lien and security interest created by the Escrow Agreement only in strict accordance with the provisions of the Escrow Agreement.

            (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Lien and security interest created by the Escrow Agreement pursuant to the provisions of the Escrow Agreement, other than to the Holders pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificate required by Section 12.03(d) and Section 12.04.

            (c) At any time when a Default shall have occurred and be continuing and the maturity of the Securities issued on the Issue Date shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Escrow Agreement, and no release of Collateral in contravention of this Section 12.03(c) shall be effective as against the Holders of Securities, except for the disbursement of all Available Funds (as defined in the Escrow Agreement) to the Trustee pursuant to Section 6(b) of the Escrow Agreement.

            (d) The release of any Collateral from the Liens and security interests created by the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or pursuant to the terms of the Escrow Agreement. To the extent applicable, the Company shall cause TIA ss. 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow Agreement to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

            Section 12.04 Certificates of the Company.

            The Company shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Escrow Agreement, (i) all documents required by TIA ss. 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA ss. 314(d). The Trustee may, to the extent permitted by Section 6.01 and Section 6.03, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

            Section 12.05 Authorization of Actions To Be Taken by the Trustee
                          Under the Escrow Agreement.

            Subject to the provisions of Section 6.01 and Section 6.03, the Trustee may, without the consent of the Holders of Securities, on behalf of the Holders of Securities, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Escrow Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Escrow Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudi-cial to the interests of the Holders of Securities or of the Trustee).

            Section 12.06 Authorization of Receipt of Funds by the Trustee Under
                          the Escrow Agreement.

            The Trustee is authorized to receive any funds for the benefit of the Holders of Securities disbursed under the Escrow Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

            Section 12.07 Termination of Security Interest.

            Upon the earliest to occur of (i) the date upon which the balance of Available Funds (as defined in the Escrow Agreement) shall have been reduced to zero, (ii) the payment in full of all interest payments pursuant to this Indenture and the Securities through June 6, 2000 (assuming that at such date there shall not exist any Default hereunder or any event or condition which, upon the giving of notice or passage of time or both would constitute a Default or an Event of Default) hereunder, (iii) legal defeasance pursuant to Article Four and (iv) covenant defeasance pursuant to Article Four, the Trustee shall, at the written request of the Company, release the Liens on the Collateral pursuant to this Indenture and the Escrow Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                              ARTICLE THIRTEEN

                         SATISFACTION AND DISCHARGE

            Section 13.01 Satisfaction and Discharge of Indenture

            This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Securities herein expressly provided for, obligations to pay Additional Amounts hereunder, the Company's obligations under Section 6.07 hereof, and the Trustee's and Paying Agent's obligations under Section 4.06 hereof) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

            (a) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

            (b) (i) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the sole expense, of the Company and the Company or any of the Guarantors has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount of money in U.S. Dollars sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

            (ii) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantors; and

           (iii) the Company and each of the Guarantors, if any, have delivered to the Trustee (i) irrevocable instructions to apply the deposited money toward payment of the Securities at the Stated Maturities and the Redemption Dates thereof, and (ii) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 13.01, the obligations of the Trustee under Section 13.02 and the last paragraph of Section 10.03 shall survive.

            Section 13.02 Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in ac-cordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such money has been deposited with the Trustee.

                              ARTICLE FOURTEEN

                          GUARANTEE OF SECURITIES

            Section 14.01 Unconditional Guarantee.

            Subject to the provisions of this Article Fourteen, each Guarantor upon becoming a Guarantor in accordance with the provisions of Section 10.18 or otherwise, jointly and severally unconditionally and irrevocably guarantee (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities (and any Additional Amounts payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 6.07 hereof) and all other Indenture Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Indenture Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

            Each Guarantor agrees, to the fullest extent permitted by applicable law, that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives, to the fullest extent permitted by applicable law, the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant, that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and its Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect, to the fullest extent permitted by applicable law. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article Fourteen, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

            This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

            Each Guarantor shall have the right to seek contribution from any other Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

            Section 14.02 Execution and Delivery of Guarantee.

            To further evidence the Guarantee set forth in Section 14.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit A of this Indenture, shall be endorsed on each Security authenticated and delivered by the Trustee upon request by any Holder or the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

            Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 14.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

            If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

            The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

            Section 14.03 Additional Guarantors.

            Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, (b) a Guarantee substantially in the form of Exhibit A hereto and (c) an Opinion of Counsel to the effect that such supplemental indenture and Guarantee have been duly authorized and executed by such person and constitute the legal, valid, binding and enforceable obligations of such person (subject to customary exceptions concerning bankruptcy, fraudulent conveyance, creditors' rights, laws of general application and equitable principles).

            Section 14.04 Release of a Guarantor.

            (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Restricted Subsidiary of the Company in a transaction constituting an Asset Sale the Net Cash Proceeds of which are applied in accordance with
 Section 10.15, or upon the consolidation or merger of a Guarantor with or into any person in compliance with Article Eight (in each case, other than to the Company or an Affiliate of the Company or a Restricted Subsidiary), such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Fourteen and all related Guarantees without any further action required on the part of the Trustee or any Holder; provided, however, that each such Guarantor is sold or disposed of in accordance with this Indenture.

            (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 14.04. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Fourteen.

            The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article Fourteen.

            Except as set forth in Articles Eight and Ten and this Section 14.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

            Section 14.05 Waiver of Subrogation.

            Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Guaranteed Parties against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the obligations in favor of the Guaranteed Parties, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 14.05 is knowingly made in contemplation of such benefits.

            Section 14.06 Immediate Payment.

            Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Guaranteed Parties of all Guaranteed Obligations owing or payable to the respective Guaranteed Parties upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

            Section 14.07 No Set-Off.

            Each payment to be made by a Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

            Section 14.08 Obligations Absolute.

            The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

            Section 14.09 Obligations Continuing.

            The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Guaranteed Obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become nec-essary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

            Section 14.10 Obligations Not Reduced.

            The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged by any intermediate payment or satisfaction of any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

            Section 14.11 Obligations Reinstated.

            The obligations of each Guarantor hereunder shall, to the fullest extent permitted by law, continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Guaranteed Parties upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

            Section 14.12 Obligations Not Affected.

            The obligations of each Guarantor hereunder, to the fullest extent permitted by law, shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Guaranteed Parties) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Guaranteed Parties or otherwise, including, without limitation:

            (1) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other person;

            (2) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other person under this Indenture, the Securities or any other document or instrument;

            (3) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Guarantor;

            (4) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other person or their respective assets or the release or discharge of any such right or remedy;

            (5) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

            (6) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

            (7) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

            (8) any merger or amalgamation of the Company or a Guarantor with any person or persons;

            (9) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of a Guarantor under its Guarantee; and

            (10) any other circumstance (other than by complete, irrevocable payment or release of its Guarantee in accordance with this Indenture) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Securities or of a Guarantor in respect of its Guarantee hereunder.

            Section 14.13 Waiver.

            Without in any way limiting the provisions of Section 14.01 hereof, each Guarantor hereby, to the fullest extent permitted by law, waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Guaranteed Parties upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Guaranteed Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever. Each of the Guarantors hereby waives, to the fullest extent permitted by applicable law, all benefits set forth in articles 1491, 1494, 1498, 1499, 1500 and 1503 of the Brazilian Civil Code, articles 261 and 262 of the Brazilian Commercial Code and article 595 of the Brazilian Civil Procedure Code.

            Section 14.14 No Obligation To Take Action Against Company.

            Neither the Trustee nor any of the other Guaranteed Parties shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Guaranteed Obligations or against the Company or any other person or any property of the Company or any other person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

            Section 14.15 Dealing with the Company and Others.

            The Guaranteed Parties, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may, to the fullest extent permitted by applicable law:

            (1) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

            (2) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

            (3) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

            (4) accept compromises or arrangements from the Company;

            (5) apply all monies at any time received from the Company or from any security upon such part of the Guaranteed Obligations as the Guaranteed Parties may see fit or change any such application in whole or in part from time to time as the Guaranteed Parties may see fit; and

            (6) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Guaranteed Parties or the Trustee may see fit.

            Section 14.16 Default and Enforcement.

            If any Guarantor fails to pay in accordance with Section 14.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Guaranteed Obligations.

            Section 14.17 Amendment, Etc.

            No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

            Section 14.18 Acknowledgment.

            Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

            Section 14.19 Costs and Expenses.

            Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Guaranteed Parties in enforcing any of their rights under any Guarantee.

            Section 14.20 No Merger or Waiver; Cumulative Remedies.

            No Guarantee shall operate by way of merger of any of the obligations of the Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the other Guaranteed Parties, any right, remedy, power or privilege hereunder or under the Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

            Section 14.21 Guarantee in Addition to Other Obligations.

            The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Guaranteed Parties in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

            Section 14.22 Severability.

            Any provision of this Article Fourteen which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Fourteen.

            Section 14.23 Successors and Assigns.

            Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Guaranteed Parties and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                      [signatures on following pages]

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                          PAGING NETWORK DO BRASIL S.A.


                                    By: /s/ Thomas C. Trynin
                                       ---------------------------------
                                        Name:  Thomas C. Trynin
                                        Title: President



                                    THE CHASE MANHATTAN BANK, A BANKING
                                        CORPORATION
                                        as Trustee


                                    By: /s/ Kevin Binnie
                                       ---------------------------------
                                        Name:  Kevin Binnie
                                        Title: Vice President

                                                                       EXHIBIT A

                                 GUARANTEE

            For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, of and interest on this Security (and including Additional Amounts payable thereon) in the amounts and at the time when due and, if lawful, interest on the overdue principal, premium, if any, of and interest, if any, on this Security and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Fourteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Fourteen of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June 1, 1997, between PAGING NETWORK DO BRASIL S.A., a sociedade anonima organized under the laws of the Federative Republic of Brazil (the "Company"), as issuer, and The Chase Manhattan Bank, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

            The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

            THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT THAT MATTERS RELATING TO THE AUTHORIZATION BY THE UNDERSIGNED OF THIS GUARANTEE SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL OR OTHER JURISDICTION OF ITS ORGANIZATION. THE GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF

NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THIS GUARANTEE.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

            IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:____________________

                                    [NAME OF GUARANTOR], as Guarantor


                                    By:
                                       ------------------------------
                                        Name:
                                        Title:


                                    By:
                                       ------------------------------
                                        Name:
                                        Title:

                                                                   EXHIBIT B

                    FORM OF CERTIFICATE TO BE DELIVERED
                      IN CONNECTION WITH TRANSFERS TO
                 NON-QIB INSTITUTIONAL ACCREDITED INVESTORS

PAGING NETWORK DO BRASIL S.A.

THE CHASE MANHATTAN BANK, A BANKING CORPORATION

c/o The Chase Manhattan Bank
     450 West 33rd Street, 15th Floor
     New York, New York  10001

Attention: Corporate Trust Administration

            Re:   Paging Network do Brasil S.A. (the
                  "Company") 13 1/2% Senior
                  Notes due 2005

Ladies and Gentlemen:

            We are delivering this letter in connection with our proposed purchase of 13 1/2% Senior Notes due 2005 (the "Notes") of Paging Network do Brasil S.A., a Brazilian corporation (the "Company").

            We hereby confirm that:

            (i) we are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Accredited Investor"), or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "QIB") purchasing Notes for the account of one or more Accredited Investors;

           (ii) any purchase of Notes by us will be for our own account or for an account with respect to which we exercise sole investment discretion and that we are and any such account are (a) a QIB, and aware that the sale is being made in reliance on Rule 144A under the Securities Act, (b) an Accredited Investor, or (c) a person other than a U.S. person ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in offshore transactions meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

          (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risk of purchasing Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes;

           (iv) we are not acquiring Notes with a view to any distribution of Notes in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control;

            (v) we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in order to evaluate our proposed investment in the Notes; and

           (vi) we acknowledge that the Notes have not been registered under the Securities Act and that none of the Notes may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below.

            We agree, on our own behalf and on behalf of each account for which we acquire any Notes, that, prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the date of original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes, or any predecessors thereto and (y) such later date, if any, as may be required by applicable laws, the Notes may be offered, resold, pledged or otherwise transferred only (a) to Multicanal or any of its subsidiaries, (b) inside the United States to a QIB in compliance with Rule 144A under the Securities Act,

(c) inside the United States to an Accredited Investor that, prior to such transfer, furnishes to the trustee under the Indenture relating to the Notes (the "Trustee") a signed letter substantially in the form of this letter, (d) outside the United States to foreign purchasers in offshore transactions meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (f) pursuant to an effective registration statement under the Securities Act or (g) pursuant to another available exemption from the registration requirements of the Securities Act.

            We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

            We acknowledge that the Company and the Trustee and others will rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete.

            We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as a fiduciary or agent.

            As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

            THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    ---------------------------------
                                    (Name of Purchaser)


                                     By:
                                        -----------------------------
                                        Name:
                                        Title:
                                        Address:

                                    Date:
                                         ----------------------------

            Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

                                                                   EXHIBIT C


                    FORM OF CERTIFICATE TO BE DELIVERED
                        IN CONNECTION WITH TRANSFERS
                         PURSUANT TO REGULATION S


PAGING NETWORK DO BRASIL S.A.

THE CHASE MANHATTAN BANK, A BANKING CORPORATION

c/o  The Chase Manhattan Bank
     450 West 33rd Street, 15th Floor
     New York, New York  10001

Attention: Corporate Trust Administration

            Re:   Paging Network do Brasil S.A. (the
                  "Company") 13 1/2% Senior
                  Notes due 2005 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of US$__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a U.S. Person;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of

      Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                 ----------------------------------
                                 (Name of Transferor)


                                 By:
                                    -------------------------------
                                    Name:
                                    Title:
                                    Address:

                                 Date:
                                      -----------------------------


            Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:

Name of Transferee:

Address:

Taxpayer ID Number:

                                                                   EXHIBIT D

                 FORM OF OPTION OF HOLDER TO ELECT PURCHASE

                     OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Security purchased as a whole by the Company pursuant to Section 10.15 or 10.16 of the Indenture, check the
Box: |_|

            If you wish to have a portion of this Security purchased by the Company, state the amount:

                             US$______________


Date: _____________ Your Signature:
(Sign exactly as your name
appears on the other side
of this Security)


                                            By:
                                                -----------------------
                                                NOTICE:  To be signed
                                                by an executive officer


Signature Guarantee: ______________________

                                                                 EXHIBIT E-1

                    SUBORDINATION PROVISIONS FOR DEEPLY
                   SUBORDINATED SHAREHOLDER INDEBTEDNESS

            15. Terms defined in the Indenture dated as of June 1, 1997 (the "Indenture") between Paging Network do Brasil S.A., a sociedade anonima organized under the laws of the Federative Republic of Brazil, as issuer (the "Company") and The Chase Manhattan Bank, a banking corporation, as trustee (the "Trustee"), and used herein and not otherwise defined herein have the meanings attributed to such terms in the Indenture. As used herein, the term "Relevant Obligor" means the Obligor creating, incurring, assuming or suffering to exist the Indebtedness evidenced by this agreement or instrument ("Deeply Subordinated Shareholder Indebtedness"). The term "Obligor" means any of the Company and any Restricted Subsidiary.

            2. The indebtedness represented by this Deeply Subordinated Shareholder Indebtedness shall be subordinated as follows:

            2.1 Definition of Senior Indebtedness. "Senior Indebtedness" means, at any date all indebtedness under the Securities and the Indenture (including, without limitation, principal, interest, Additional Amounts, premium, fees, penalties, indemnities and "post-petition interest" in bankruptcy).

            2.2 Agreement to Subordinate. The Relevant Obligor, for itself and its successors and assigns, and the holder of this Deeply Subordinated Shareholder Indebtedness (in such capacity, the "Holder") agrees, that the indebtedness evidenced by this Deeply Subordinated Shareholder Indebtedness (including, without limitation, principal, interest, premium, fees, penalties, indemnities and "post-petition interest" in bankruptcy) is subordinate and junior in right of payment, to the extent and in the manner provided in this
Section 2, to the indefeasible prior payment in United States Dollars in full of Senior Indebtedness or due provision therefor in accordance with the Indenture. The provisions of this Section 2 are for the benefit of the holders from time to time of Senior Indebtedness, and the Trustee on behalf of such holders, and the Trustee and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they (collectively or singly, but subject in the case of holders of Senior Indebtedness to the provisions of Section 5.07 of the Indenture) may proceed to enforce such provisions.

            2.3 Liquidation; Dissolution; Bankruptcy. (a) Upon any general distribution of assets of the Relevant Obligor to creditors or upon a liquidation or dissolution or winding-up of the Relevant Obligor or in a bankruptcy, arrangement with creditors, liquidation, reorganization, insolvency, receivership or similar case or proceeding relating to the Relevant Obligor or its property or other marshalling of property or assets of the Relevant Obligor:

            (i) The holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before the Holder shall be entitled to receive any payment of principal of or interest on, or any other amount owing in respect of, this Deeply Subordinated Shareholder Indebtedness;

            (ii) until payment in full of all Senior Indebtedness, any distribution of assets of any kind or character in respect of this Deeply Subordinated Shareholder Indebtedness to which the Holder would be entitled but for this Section 2 shall be paid by the Relevant Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, assignee, agents or other Persons making such payment or distribution to the holders of Senior Indebtedness, as their interests may appear; and

            (iii) in the event that, notwithstanding the foregoing, any payment or distribution of any assets of any kind or character in respect of this Deeply Subordinated Shareholder Indebtedness, shall be received by the Holder from the Relevant Obligor or from any receiver, trustee in bankruptcy, liquidating trustee, assignee, agents or other Persons making such payment in respect of this Deeply Subordinated Shareholder Indebtedness or set-off against liabilities of the Holder to the Relevant Obligor before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of and shall, at the Holder's expense, be paid over to the holders of Senior Indebtedness, as their interests may appear, for application to the payment of all Senior Indebtedness until all Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness in respect of such Senior Indebtedness.

            For purposes of this Section 2, "payment in full", with respect to Senior Indebtedness, means the receipt on an irrevocable basis of United States Dollars in an amount equal to the unpaid principal amount of the Senior Indebtedness and premium, if any, and interest thereon to the date of such payment, together with all other amounts owing with respect to such Senior Indebtedness.

            (b) If the Holder does not file proper claims or proofs of claim in the form required in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Relevant Obligor or its property prior to 45 days before the expiration of the time to file such claims then (i) upon the request of the Trustee, the Holder shall file such claims and proofs of claim in respect of this Deeply Subordinated Shareholder Indebtedness and execute and deliver such powers of attorney, assignments and proofs of claim as may be directed by the Trustee to enable it to enforce any and all claims upon or in respect of this Deeply Subordinated Shareholder Indebtedness and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of this Deeply Subordinated Shareholder Indebtedness, and (ii) whether or not the Trustee shall take action described in clause (i) above, the Trustee shall nevertheless be deemed to have such powers of attorney as may be necessary to file appropriate claims and proofs of claim and otherwise exercise the powers described above.

            (c) It is hereby agreed that any provision hereof pursuant to which one party holds assets in trust for the benefit of the other party is not intended to (and shall not) constitute, create or give rise to a security interest of any kind in respect of such assets.

            (d) If for any reason a trust in favor of, or a holding of property for, the holders of Senior Indebtedness or the Trustee is invalid or unenforceable, the Holder will pay and deliver to the holders of Senior Indebtedness or the Trustee (as the case may be) for application in accordance with paragraph (a)(iii) above an amount equal to the payment, receipt or recovery in cash or in kind which it would otherwise have been bound to hold in trust for or as property of the holders of Senior Indebtedness or the Trustee (as the case may be).

            2.4 Senior Indebtedness. (a) The Relevant Obligor shall not pay any principal, interest or premium on, or any other amount in respect of, this Deeply Subordinated Share-older Indebtedness, acquire this Deeply Subordinated Shareholder Indebtedness for cash or property (other than capital stock of the Relevant Obligor or other Deeply Subordinated Shareholder Indebtedness) or make any loans, advances or extensions of credit to the Holder with respect to this Deeply Subordinated Shareholder Indebtedness, or pay or acquire any obligation or liability upon which the Holder is the obligor, and the Holder shall not ask for, demand, accept, sue, claim, prove for or receive howsoever any payment of any principal, interest or premium on, or any other amount in respect of, this Deeply Subordinated Shareholder Indebtedness or any such cash, property (other than capital stock of the Relevant Obligor or other Deeply Subordinated Shareholder Indebtedness), loans, advances or extensions of credit at any time when (x) a Default or an Event of Default in respect of the payment of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration of an acceleration or otherwise, has occurred and is continuing or
(y) the maturity of any Senior Indebtedness has been accelerated.

            (b) If, notwithstanding the foregoing, any payment of any kind or character, whether in cash, property or otherwise, that may not be made by the Relevant Obligor pursuant to Section 2.4(a) shall be received by the Holder from the Relevant Obligor or from receiver, trustee in bankruptcy, liquidating trustee, assignee, agents or other Persons making such payment or set-off against liabilities of the Holder to the Relevant Obligor in respect of this Deeply Subordinated Shareholder Indebtedness before all Senior Indebtedness is paid in full, such payment shall be held in trust in accordance with Section 2.3(a)(iii).

            2.5 Subordination May Not Be Impaired. (a) To the extent permitted by law, no right of any holder of Senior Indebtedness to enforce the subordination of indebtedness evidenced by this Deeply Subordinated Shareholder Indebtedness shall in any way be prejudiced or impaired or in any way affected by any act or failure to act by the Relevant Obligor or by any act or omission in good faith, by any such holder or the Trustee, or by any non-compliance by the Relevant Obligor with the terms, provisions or covenants herein, regardless of any knowledge thereof which any such holder or the Trustee may have or be otherwise charged with, or by any other act, omission, matter or thing which, but for this Section 2.5, would prejudice, impair, reduce, release or otherwise affect the subordination. To the extent permitted by law, neither the subordination of this Deeply Subordinated Shareholder Indebtedness as herein provided nor the rights of the holders of Senior Indebt-dness with respect hereto shall be affected by any extension, renewal or modification of the terms, or the granting of any security in respect of, any Senior Indebtedness or any exercise or non-exercise of any right, power or remedy with respect thereto.

            (b) The Holder agrees that all indebtedness evidenced by this Deeply Subordinated Shareholder Indebtedness will be unsecured by any Lien upon or with respect to any property of the Relevant Obligor.

            (c) The Holder agrees not to exercise any offset or counterclaim or similar right in respect of the indebtedness evidenced by this Deeply Subordinated Shareholder Indebtedness except to the extent payment of such indebtedness is permitted.

            (d) The Holder waives any right it might have of first requiring any holder of Senior Indebtedness or the Trustee to proceed against or to enforce any other rights or Lien or claim for payment from any person before claiming the benefit of the subordination herein provided for.

            16.Miscellaneous. (a) This Agreement may not be amended or modified in any respect, nor may any of the terms or provisions hereof be waived, except by an instrument signed by the Relevant Obligor, the Holder and the Trustee (with the consent of holders of a majority in aggregate principal amount of Senior Indebtedness).

            (b) This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns and shall inure to the benefit of the Trustee and each and every holder of Senior Indebtedness and their respective successors and assigns.

            (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

            (d) The Holder and the Relevant Obligor each hereby irrevocably agree that any suits, action or proceedings arising out of or in connection with this Agreement may be brought in any state or federal court sitting in The City of New York and submit and attorn to the non-exclusive jurisdiction of such courts.

            (e) Any payment made by the Holder to the holders of Senior Indebtedness may be made to the Trustee under the Indenture.

                                                                 EXHIBIT E-2

                   Form of Opinion of Counsel Relating to
               Deeply Subordinated Shareholder Indebtedness(1)

            Each of the Relevant Obligor and the Holder has all requisite power and authority to execute, deliver and perform its respective obligations under Sections 1, 2 and 3 of the subordination terms of the Deeply Subordinated Shareholder Indebtedness, and the Deeply Subordinated Shareholder Indebtedness (including the subordination terms thereof) has been duly and validly authorized, executed and delivered by the Relevant Obligor and Sections 1, 2 and 3 of the subordination terms of the Deeply Subordinated Shareholder Indebtedness constitute the valid and binding agreement of each of the Relevant Obligor and each holder enforceable against each of the Relevant Obligor and holders in accordance with the terms thereof, except that (a) the enforceability thereof against such person may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally in the case of a bankruptcy or insolvency involving such person and (b) the availability of equitable remedies may be limited by equitable principles of general applicability [Note: language in clauses (a) and (b) may be varied on a basis consistent with such language and the opinions delivered to the Underwriters in connection with the issuance of the Securities depending upon actual jurisdictions involved].

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(1)   May take the form of one or more opinions.